EXHIBIT 99.1                                                      CONFORMED COPY








                          AGREEMENT AND PLAN OF MERGER
                          dated as of February 8, 1999
                                      among
                            Jackpot Enterprises, Inc.
                                JEI Merger Corp.
                                       and
                           Players International, Inc.










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EXHIBIT 99.1                                                      CONFORMED COPY


                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I.

   THE MERGER..................................................................1
   Section 1.1.  The Merger....................................................1
   Section 1.2.  Effective Time of the Merger..................................2
   Section 1.3.  Closing.......................................................2
   Section 1.4.  Effect of the Merger..........................................2
   Section 1.5.  Articles of Incorporation and Bylaws of the Surviving
                 Corporation...................................................2
   Section 1.6.  Directors and Officers of the Surviving Corporation...........2

ARTICLE II.

   EFFECT OF THE MERGER ON SECURITIES OF THE CONSTITUENT
   CORPORATIONS................................................................3
   Section 2.1.  Conversion of Securities......................................3
   Section 2.2.  Exchange of Certificates......................................4
   Section 2.3.  Acceleration and Payment for Players Options..................6

ARTICLE III.

   REPRESENTATIONS AND WARRANTIES OF Players...................................7
   Section 3.1.  Organization of Players and its Subsidiaries..................7
   Section 3.2.  Capitalization................................................8
   Section 3.3.  Authority; No Conflict; Required Filings and Consents.........9
   Section 3.4.  Public Filings; Financial Statements.........................11
   Section 3.5.  No Undisclosed Liabilities...................................11
   Section 3.6.  Absence of Certain Changes or Events.........................11
   Section 3.7.  Taxes........................................................12
   Section 3.8.  Real Property, Title and Related Matters.....................13
   Section 3.9.  Title to Personal Property; Liens............................14
   Section 3.10. Intellectual Property........................................15
   Section 3.11. Agreements, Contracts and Commitments........................15
   Section 3.12. Litigation...................................................16
   Section 3.13. Environmental Matters........................................16
   Section 3.14. Employee Benefit Plans.......................................17
   Section 3.15. Compliance...................................................19
   Section 3.16. Labor Matters................................................20

                                        i

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EXHIBIT 99.1                                                      CONFORMED COPY


   Section 3.17. Insurance....................................................20
   Section 3.18. Information in Proxy Statement/Prospectus....................20
   Section 3.19. State Takeover Statute.......................................21
   Section 3.20. Voting Requirements..........................................21
   Section 3.21. Players Rights Agreement.....................................21
   Section 3.22. Year 2000....................................................21
   Section 3.23. Opinion of Financial Advisor.................................21
   Section 3.24. Brokers......................................................22

ARTICLE IV.

   REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB.....................22
   Section 4.1.  Organization of Buyer and its Subsidiaries...................22
   Section 4.2.  Capitalization...............................................23
   Section 4.3.  Authority; No Conflict; Required Filings and Consents........24
   Section 4.4.  Public Filings; Financial Statements.........................25
   Section 4.5.  No Undisclosed Liabilities...................................26
   Section 4.6.  Absence of Certain Changes or Events.........................26
   Section 4.7.  Taxes........................................................26
   Section 4.8.  Real Property, Title and Related Matters.....................27
   Section 4.9.  Title to Personal Property; Liens............................28
   Section 4.10. Intellectual Property........................................28
   Section 4.11. Agreements, Contracts and Commitments........................28
   Section 4.12. Litigation...................................................29
   Section 4.13. Environmental Matters........................................29
   Section 4.14. Employee Benefit Plans.......................................30
   Section 4.15. Compliance...................................................31
   Section 4.16. Registration Statement; Joint Proxy Statement/Prospectus.....32
   Section 4.17. Labor Matters................................................33
   Section 4.18. Insurance....................................................33
   Section 4.19. [Intentionally Omitted]......................................33
   Section 4.20. Voting Requirements..........................................33
   Section 4.21. Year 2000....................................................34
   Section 4.22. Opinion of Financial Advisor.................................34
   Section 4.23. Brokers......................................................34
   Section 4.24. No Operations or Liabilities of Merger Sub...................34
   Section 4.25. Ownership of Securities......................................34

ARTICLE V.

   COVENANTS..................................................................35

                                       ii

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EXHIBIT 99.1                                                      CONFORMED COPY


   Section 5.1.  Conduct of Business..........................................35
   Section 5.2.  Cooperation; Notice; Cure....................................39
   Section 5.3.  No Solicitation..............................................39
   Section 5.4.  Joint Proxy Statement/ Prospectus; Registration Statement....40
   Section 5.5.  Special Meeting..............................................40
   Section 5.6.  Access to Information........................................41
   Section 5.7.  Governmental Approvals.......................................41
   Section 5.8.  Publicity....................................................42
   Section 5.9.  Indemnification..............................................42
   Section 5.10. Stockholder Litigation.......................................43
   Section 5.11. Employee Benefits............................................43
   Section 5.12. Further Assurances and Actions...............................44
   Section 5.13. Rights Plan..................................................45
   Section 5.14. Buyer's Board of Directors...................................45

ARTICLE VI.

   CONDITIONS TO MERGER.......................................................45
   Section 6.1.  Conditions to Each Party's Obligation to Effect the Merger...45
   Section 6.2.  Additional Conditions to Obligations of Players..............46
   Section 6.3.  Additional Conditions to Obligations of Buyer................47

ARTICLE VII.

   TERMINATION AND AMENDMENT..................................................47
   Section 7.1.  Termination..................................................47
   Section 7.2.  Effect of Termination........................................49
   Section 7.3.  Fees and Expenses............................................49
   Section 7.4.  Amendment....................................................51
   Section 7.5.  Extension; Waiver............................................51

ARTICLE VIII.

   MISCELLANEOUS..............................................................51
   Section 8.1.  Nonsurvival of Representations, Warranties and Agreements....51
   Section 8.2.  Notices......................................................51
   Section 8.3.  Interpretation...............................................52
   Section 8.4.  Counterparts.................................................53
   Section 8.5.  Entire Agreement; No Third Party Beneficiaries...............53
   Section 8.6.  Governing Law................................................53
   Section 8.7.  Assignment...................................................53


                                       iii

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EXHIBIT 99.1                                                      CONFORMED COPY


   Section 8.8.  Severability; Enforcement....................................53
   Section 8.9.  Specific Performance.........................................53










                                       iv

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                             TABLE OF DEFINED TERMS


                                                       Cross Reference
Terms                                                    in Agreement
-----                                                  ---------------

Accountant                                             Section 5.11(d)
Accountant's Report                                    Section 5.11(d)
Acquisition Proposal                                   Section 5.3
Agreement                                              Preamble
Articles of Merger                                     Section 1.2
Average Buyer Common Stock Price                       Section 2.1(a)
Buyer                                                  Preamble
Buyer Balance Sheet                                    Section 4.4(b)
Buyer Common Stock                                     Section 2.1(a)
Buyer Disclosure Schedule                              Article IV
Buyer Employee Plans                                   Section 4.14(a)
Buyer Gaming Laws                                      Section 4.15(b)
Buyer Material Adverse Effect                          Section 4.1
Buyer Material Contracts                               Section 4.11(a)
Buyer Options                                          Section 4.2(a)
Buyer Permits                                          Section 4.15(a)
Buyer Preferred Stock                                  Section 4.2(a)
Buyer Reporting Subsidiaries                           Section 4.4(a)
Buyer SEC Reports                                      Section 4.4(a)
Buyer Special Meeting                                  Section 5.5
Buyers Stock Option Plans                              Section 4.2(a)
Buyer Stockholder Approval                             Section 4.20
Buyer Welfare Plan                                     Section 4.14(g)
Cash Consideration                                     Section 2.1(a)
Certificate                                            Section 2.1(f)
Closing                                                Section 1.3
Closing Date                                           Section 1.3
Code                                                   Section 2.2(f)
Confidentiality Agreement                              Section 5.6
CRC                                                    Section 5.1(b)
CRC Transaction                                        Section 5.1(b)
DLJ                                                    Section 3.23
Encumbrances                                           Section 3.8(b)
Effective Time                                         Section 1.2
Employment Agreements                                  Section 5.11(d)
Environmental Law                                      Section 3.13(b)
ERISA                                                  Section 3.14(a)

                                        v

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                                                       Cross Reference
Terms                                                    in Agreement
-----                                                  ---------------

ERISA Affiliate                                        Section 3.14(a)
Exchange Act                                           Section 3.3(c)
Exchange Agent                                         Section 2.2(a)
Exchange Fund                                          Section 2.2(a)
Exchange Ratio                                         Section 2.1(a)
Executives                                             Section 5.11(d)
GAAP                                                   Section 3.4(b)
Governmental Approvals                                 Section 5.7(a)
Governmental Entity                                    Section 3.3(c)
Hazardous Substance                                    Section 3.13(c)
HSR Act                                                Section 3.3(c)
Indebtedness                                           Section 3.11(a)
Indemnified Parties                                    Section 5.9(a)
IRS                                                    Section 3.7(b)
Joint Proxy Statement/Prospectus                       Section 5.4(a)
Leased Real Property                                   Section 3.8(b)
Liens                                                  Section 3.1
Merger                                                 Preamble
Merger Consideration                                   Section 2.1(a)
Merger Sub                                             Preamble
Merger Sub Common Stock                                Section 4.2(c)
Merrill Lynch                                          Section 4.22
Multiemployer Plan                                     Section 3.14(e)
Notifying Party                                        Section 5.7(a)
NRS                                                    Section 1.1
NYSE                                                   Section 2.1(a)
Offer Documents                                        Section 5.12(c)
Offer to Purchase                                      Section 5.12(c)
Outside Date                                           Section 7.1(b)
Owned Real Property                                    Section 3.8(b)
PBGC                                                   Section 3.14(f)
Permitted Encumbrances                                 Section 3.8(b)
Per Share Amount                                       Section 2.1(a)
Perskie Option                                         Section 2.3
Players                                                Preamble
Players Balance Sheet                                  Section 3.4(b)
Players Common Stock                                   Section 2.1(a)
Players Disclosure Schedule                            Article III
Players Employee Plans                                 Section 3.14(a)
Players Gaming Laws                                    Section 3.15(b)

                                       vi

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                                                       Cross Reference
Terms                                                    in Agreement
-----                                                  ---------------

Players, Inc.                                          Section 1.5
Players Material Adverse Effect                        Section 3.1
Players Material Contracts                             Section 3.11(a)
Players Option                                         Section 2.3
Players Permits                                        Section 3.15(a)
Players Preferred Stock                                Section 3.2(a)
Players Rights Plan                                    Section 3.2(b)
Players SAR                                            Section 2.3
Players SEC Reports                                    Section 3.4(a)
Players Special Meeting                                Section 5.5
Players Stockholder Approval                           Section 3.20
Players Stock Option Plans                             Section 2.3
Players Welfare Plan                                   Section 3.14(g)
Reduced Amount                                         Section 5.11(d)
Registration Statement                                 Section 5.4(a)
Rights Agreement                                       Section 3.21
SEC                                                    Section 3.3(c)
Securities Act                                         Section 3.4(a)
Senior Notes                                           Section 5.12(c)
Software                                               Section 3.22
Stock Consideration                                    Section 2.1(a)
Stockholder Support Agreements                         Preamble
Stock Option Plan for Non-Employee Directors           Section 2.3
Subsidiary                                             Section 3.1
Superior Proposal                                      Section 5.3
Surviving Corporation                                  Section 1.1
Taxes                                                  Section 3.7(a)
Tender Offer                                           Section 5.12(c)
Tender Offer and Consent Solicitation                  Section 5.12(c)
Terminating Buyer Breach                               Section 7.1(h)
Terminating Players Breach                             Section 7.1(g)
Third Party                                            Section 5.3
Voting Debt                                            Section 3.2(b)
Warrant Agreement                                      Section 2.3
1985 Plan                                              Section 2.3
1990 Plan                                              Section 2.3
1993 Plan                                              Section 2.3
1994 Plan                                              Section 2.3

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of February 8, 1999, by and among JACKPOT ENTERPRISES, INC., a Nevada corporation ("Buyer"), JEI MERGER CORP., a Nevada corporation and a wholly-owned subsidiary of Buyer ("Merger Sub"), and PLAYERS INTERNATIONAL, INC., a Nevada corporation ("Players").

         WHEREAS, the Board of Directors of Players has determined that the merger of Merger Sub with and into Players, upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), is fair to, and in the best interests of, Players and its stockholders;

         WHEREAS, the Boards of Directors of Buyer and Merger Sub have determined that the Merger is in the best interests of Buyer and Merger Sub and their respective stockholders;

         WHEREAS, the Boards of Directors of Buyer, Merger Sub and Players have each approved and adopted this Agreement and approved the Merger and the other transactions contemplated hereby; and

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to each of Players', Buyer's and Merger Sub's willingness to enter into this Agreement, certain stockholders of Players and of Buyer have entered into Stockholder Support Agreements with Buyer and Players, respectively, dated as of the date of this Agreement in the forms attached hereto as Exhibit A (the "Stockholder Support Agreements"), pursuant to which such stockholders have agreed, among other things, to vote all voting securities of Players or Buyer, as the case may be, beneficially owned by them in favor of approval of the transactions contemplated by this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:


                                   ARTICLE I.

                                   THE MERGER

         Section 1.1. The Merger. Upon the terms and subject to the provisions of this Agreement and in accordance with Chapter 92A of the Nevada Revised Statutes (the "NRS"), at the Effective Time (as defined in Section 1.2), Merger Sub shall be merged with and into Players. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and Players shall continue as the surviving corporation (the "Surviving Corporation").

         Section 1.2. Effective Time of the Merger. Subject to the provisions of this Agreement (including Section 7.1 hereof), articles of merger with respect to the Merger in such form as is required by NRS Section 92A.200 (the "Articles of Merger") shall be duly prepared, executed and acknowledged and thereafter delivered to the Secretary of State of the State of Nevada for filing, as provided in the NRS, as early as practicable on the Closing Date (as defined in Section 1.3). The Merger shall become effective at the later of the date of filing of the Articles of Merger or at such time within 90 days of the date of filing as is specified in the Articles of Merger (the "Effective Time").

         Section 1.3. Closing. The closing of the Merger (the "Closing") will take place at such time and place to be agreed upon by the parties hereto, on a date to be specified by Buyer and Players, which shall be no later than the third business day after satisfaction or, if permissible, waiver of the conditions set forth in Article VI (the "Closing Date"), unless another date is agreed to by Buyer and Players.

         Section 1.4. Effect of the Merger. Upon becoming effective, the Merger shall have the effects set forth in the NRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all properties, rights, privileges, powers and franchises of Merger Sub and Players shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and Players shall become the debts, liabilities and duties of the Surviving Corporation.

         Section 1.5. Articles of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, the Articles of Incorporation and Bylaws of the Surviving Corporation shall be amended to be identical to the Articles of Incorporation and Bylaws, respectively, of Merger Sub as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be "Players International, Inc."), in each case until duly amended in accordance with applicable law.

         Section 1.6. Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.


                                   ARTICLE II.

              EFFECT OF THE MERGER ON SECURITIES OF THE CONSTITUENT
                                  CORPORATIONS

         Section 2.1. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto or the holders of any of the following:

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                  (a) Players Common Stock. Each share of common stock, par
value $0.005 per share, of Players ("Players Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(b)), together with all rights in respect thereto, shall be converted, subject to Section 2.1(e) and 2.1(f), into the right to receive from the Surviving Corporation (i) a net amount of $6.75 in cash, without interest and subject to adjustment in accordance with the next sentence (the "Cash Consideration") and (ii) a fraction (the "Exchange Ratio") of a share of common stock, par value $.01 per share of Buyer ("Buyer Common Stock") equal to the quotient (calculated to the nearest 0.0001) of $1.50 divided by the Average Buyer Common Stock Price (as defined herein); provided that the Exchange Ratio shall not exceed 0.30 (the "Stock Consideration" and together with the Cash Consideration, the "Merger Consideration"). If but for the proviso in the preceding sentence the Exchange Ratio would have exceeded 0.30, Buyer may increase the Cash Consideration amount specified in clause (i) above by the amount necessary so that at the Effective Time the sum of (a) the Cash Consideration (as so increased) and (b) the Average Buyer Common Stock Price multiplied by the Exchange Ratio is equal to $8.25. If Buyer fails to increase the Merger Consideration to the amount set forth in the preceding sentence, Players may terminate this Agreement.

                  For purposes of this Agreement, "Average Buyer Common Stock Price" shall mean the average regular way closing price per share of Buyer Common Stock on the New York Stock Exchange (the "NYSE") as reported on the NYSE Composite Tape during the thirty (30) consecutive NYSE trading days immediately preceding the second NYSE trading day prior to the Closing Date.

                  All shares of Buyer Common Stock issued as Merger Consideration shall be validly issued, fully-paid and non-assessable. As of the Effective Time, all shares of Players Common Stock upon which the Merger Consideration is payable pursuant to this Section 2.1(a) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any ownership or other rights with respect thereto, except the right to receive the Merger Consideration in exchange for such shares upon the surrender of such certificate in accordance with Section 2.2.

                  (b) Cancellation of Treasury Stock and Buyer-Owned Stock. All shares of Players Common Stock that are owned by Players as treasury stock and any shares of Players Common Stock owned by Buyer or any wholly-owned Subsidiary (as defined in Section 3.1) of Buyer shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

                  (c) Capital Stock of Merger Sub. Each issued and outstanding share of the common stock, par value $.01 per share, of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

                  (d) Players Debt Securities. Except as otherwise repaid, redeemed or purchased in connection with the transactions contemplated hereby, all notes and other debt instruments of

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Players that are outstanding at the Effective Time shall continue to be outstanding subsequent to the Effective Time as debt instruments of the Surviving Corporation, subject to their respective terms and provisions.

                  (e) Adjustments to Merger Consideration. The Merger Consideration shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Players Common Stock, as applicable), reorganization, recapitalization or any other like change with respect to Players Common Stock or Buyer Common Stock occurring after the date hereof and prior to the Effective Time.

                  (f) Fractional Shares. No certificates or scrip representing fractional shares of Buyer Common Stock shall be issued in connection with the Merger, and fractional share interests will not entitle the owner thereof to vote or to any other rights as a stockholder of Buyer. In lieu of any such fractional shares, each holder of a certificate evidencing Players Common Stock (a "Certificate") upon surrender of such Certificate for exchange shall be paid an amount in cash (without interest), rounded up to the nearest cent, determined by multiplying (i) the Average Buyer Common Stock Price, by (ii) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Players Common Stock then held of record by such holder).

         Section 2.2. Exchange of Certificates.

                  (a) Exchange Agent. At or prior to the Effective Time, Buyer shall deposit with a bank or trust company designated by Buyer (the "Exchange Agent"), for the benefit of the holders of shares of Players Common Stock outstanding immediately prior to the Effective Time, for exchange in accordance with this Section 2.2, through the Exchange Agent, (i) certificates evidencing the shares of Buyer Common Stock sufficient to pay the Stock Consideration and
(ii) cash in an aggregate amount sufficient to pay the Cash Consideration and for fractional shares pursuant to Section 2.1(f) (the shares and cash so deposited being hereinafter referred to collectively as the "Exchange Fund"). Any interest, dividends or other income earned on the investment of cash or other property held in the Exchange Fund shall be for the account of and payable to Buyer.

                  (b) Exchange Procedures. Promptly after the Effective Time, Buyer will instruct the Exchange Agent to mail to each holder of record of Players Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to a Certificate shall pass, only upon proper delivery of the Certificate to the Exchange Agent and shall be in such form and have such other provisions as Buyer may reasonably specify), and (ii) instructions to effect the surrender of the Certificate in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor cash in an amount equal to the Merger Consideration multiplied by the number of shares represented by such Certificate, and the Certificate so registered shall forthwith be canceled. In the event of a transfer of ownership of shares of Players Common Stock which is not registered in the transfer records of

Players as of the Effective Time, the Merger Consideration may be issued and paid in accordance with this Article II to a transferee if the Certificate evidencing such shares of Players Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 2.2(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that prior to the Effective Time represented shares of Players Common Stock will be deemed from and after the Effective Time for all corporate purposes (other than the payment of dividends and subject to Section 2.1(e)), to evidence the right to receive the Merger Consideration without interest. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate.

                  (c) Transfers of Ownership. At the Effective Time, the stock transfer books of Players shall be closed, and there shall be no further registration of transfers of Players Common Stock thereafter on the records of Players.

                  (d) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former stockholders of Players as of the date which is twelve months after the Effective Time shall be delivered to Buyer, upon demand, and thereafter such former stockholders of Players who have not theretofore complied with this Section 2.2 shall be entitled to look only to Buyer for payment of the Merger Consideration to which they are entitled pursuant hereto.

                  (e) No Liability. None of Buyer, Merger Sub, Players or the Exchange Agent shall be liable to any holder of Players Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered immediately prior to the date on which the Merger Consideration or any dividends or distributions with respect to Players Common Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity, any such Merger Consideration, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto on such date prior to the time such escheat laws become applicable.

                  (f) Withholding Rights. Buyer or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Certificates which prior to the Effective Time represented shares of Players Common Stock such amounts as Buyer or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local, or foreign tax law. To the extent that amounts are so withheld by Buyer or the Exchange Agent and remitted to the proper authority, such withheld amounts thereafter shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Players Common Stock in respect of which such deduction and withholding was made by Buyer or the Exchange Agent.

                  (g) Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof such Merger Consideration as may be required pursuant to Section 2.2; provided, however, that Buyer may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Buyer, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                  (h) Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made after the Effective Time with respect to Buyer Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Buyer Common Stock the holder thereof is entitled to receive upon surrender thereof, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.1(f), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable laws, following surrender of any such Certificate, there shall be paid to the holder of Certificates representing whole shares of Buyer Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Buyer Common Stock to which such holder is entitled pursuant to Section 2.1(f) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Buyer Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Buyer Common Stock. After the Effective Time, each outstanding Certificate which theretofore represented shares of Players Common Stock shall, until surrendered for exchange in accordance with this Section 2.2, be deemed for all purposes to evidence ownership of the number of shares of Buyer Common Stock and cash into which the shares of Players Common Stock (which, prior to the Effective Time, were represented thereby) shall have been so converted.

         Section 2.3. Acceleration and Payment for Players Options. Following the execution of this Agreement, the Board of Directors of Players (or, if appropriate, any committee administering the Players Stock Option Plans (as defined below)) shall adopt such resolutions or use its best efforts to take such other actions as are required to provide that each then outstanding stock option to purchase shares of Players Common Stock (a "Players Option") heretofore granted under any stock option or other stock-based incentive plan, program or arrangement of Players including (i) the 1985 Incentive Stock Option Plan ("1985 Plan"), (ii) the 1990 Incentive Stock Option and Non-Qualified Option Plan ("1990 Plan"), (iii) the Amended and Restated 1993 Stock Incentive Plan ("1993 Plan"), (iv) the 1994 Directors Stock Incentive Plan ("1994 Plan"),
(v) the Stock Option Plan for Non-Employee Directors (which consists of individual option grants in 1993 to outside directors) ("Stock Option Plan for Non-Employee Directors"), (vi) the option granted to Steven P. Perskie pursuant to the Retirement Agreement and General Release, dated September 30, 1996 ("Perskie Option") (with the plans referred to in clauses (i)-(vi) above collectively referred to as the "Players

Stock Option Plans") and (vii) the Warrant Agreement dated as of June 16, 1994 between Players and Gem Gaming, Inc. (the "Warrant Agreement") shall be accelerated and canceled immediately prior to the Effective Time in exchange for payment of an amount of cash equal to the product of (x) the number of shares of Players Common Stock subject to such Stock Option immediately prior to the consummation of the Merger and (y) the excess, if any, of the Merger Consideration over the per share exercise price of such Stock Option; provided, however, that such excess shall not be less than zero. Notwithstanding anything in this Section 2.3 to the contrary, any Players Option or stock appreciation right ("Players SAR") granted under any stock option or other stock-based incentive plan, program or arrangement of Players, including, without limitation, the Players Stock Option Plans and Warrant Agreement, having a per share exercise price that is greater than the Merger Consideration, whether or not vested and exercisable, shall be accelerated and, if not exercised before the Effective Time, shall be canceled as of the Effective Time and shall have no further force or effect as of the Effective Time, without regard to the fact that the holder of such Players Option or Players SAR shall have received no payment for the Players Option or Players SAR.

                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF Players

         Players represents and warrants to Buyer and Merger Sub that the statements contained in this Article III are true and correct except as set forth herein and in the disclosure schedule delivered by Players to Buyer and Merger Sub on or before the date of this Agreement (the "Players Disclosure Schedule"), or as otherwise expressly contemplated by this Agreement. Any reference in the Merger Agreement to Players' "best knowledge," or "the best of Players' knowledge," or words of similar import, shall be deemed a reference to the actual knowledge of any of the corporate officers of Players or any of its Subsidiaries, for all purposes. The Players Disclosure Schedule has been prepared based upon the foregoing definition.

         Section 3.1. Organization of Players and its Subsidiaries. Each of Players and its Subsidiaries (as defined below) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership or limited liability company power and authority to carry on its business as now being conducted and as proposed to be conducted. Each of Players and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of Players and its Subsidiaries, taken as a whole (a "Players Material Adverse Effect"). Players has delivered to Buyer a true and correct copy of the Articles of Incorporation and Bylaws of Players, in each case as amended to the date of this Agreement. Assuming regulatory compliance by Buyer, the respective organizational documents of Players' Subsidiaries do not contain any provision that would limit or otherwise restrict the ability of Buyer, following the Effective Time, from owning or operating such Subsidiaries on the same basis as Players. Except as set forth on the Players

Disclosure Schedule, all the outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Players, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Except as set forth in Exhibit 21(18) to the Players Annual Report on Form 10-K for the year ended March 31, 1998, neither Players nor any of its Subsidiaries directly or indirectly owns (other than ownership interests in Players or in one or more of its Subsidiaries) any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

         Section 3.2. Capitalization.

                  (a) The authorized capital stock of Players consists of 90,000,000 shares of Players Common Stock, $0.005 par value per share, and 10,000,000 shares of preferred stock, with no par value per share ("Players Preferred Stock"). As of the date hereof, (i) 32,024,737 shares of Players Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 672,100 shares of Players Common Stock were held in the treasury of Players or by Subsidiaries of Players, and (iii) no shares of Players Preferred Stock are issued and outstanding. Section 3.2(a)(i) of the Players Disclosure Schedule sets forth the number of shares of Players Common Stock reserved for future issuance upon exercise of Players Options granted and outstanding as of the date hereof and under the Players Stock Option Plans.
Section 3.2(a)(i) of the Players Disclosure Schedule also sets forth as of the date hereof, for each Players Stock Option Plan, the dates on which Options and Players SARs which are still outstanding under such plan were granted, the number of outstanding Options and Players SARs granted on each such date and the exercise price thereof. Except as disclosed in Section 3.2(a)(i) of the Players Disclosure Schedule, since September 30, 1998 through the date of this Agreement, Players has not made any grants under any of the Players Stock Option Plans. Except as disclosed in Section 3.2(a)(i) of the Players Disclosure Schedule with respect to Players SARs, as of the date of this Agreement, Players has not granted any contractual rights the value of which is derived from the financial performance of Players or from the value of shares of Players Common Stock. Except as disclosed in Section 3.2(a)(ii) of the Players Disclosure Schedule, there are no obligations contingent or otherwise, of Players or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Players Common Stock or the capital stock or ownership interests of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations or indebtedness for borrowed money of Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock (including shares which may be issued upon exercise of outstanding options) or other ownership interests of each of Players' Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in Section 3.2(a)(iii) of the Players Disclosure Schedule and except as required by gaming industry regulation, all such shares and ownership interests are owned by Players or another Subsidiary of Players free and clear of all security interests, liens, claims, pledges, agreements, limitations on Players' voting rights, charges or other encumbrances or restrictions on transfer of any nature.

                  (b) There are no bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) ("Voting Debt") of Players or any of its Subsidiaries issued and outstanding. Except as set forth in Section 3.2(a) or in this Section 3.2(b) or as reserved for future grants of options under the Players Stock Option Plans and except for the common stock purchase rights issued and issuable under the Stockholders' Rights Plan dated as of January 27, 1997 (the "Players Rights Plan"), as of the date hereof, (i) there are no shares of capital stock of any class of Players, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) except as set forth in Section 3.2(b) of the Players Disclosure Schedule there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Players or any of its Subsidiaries is a party or by which it is bound obligating Players or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests (including Voting Debt) of Players or any of its Subsidiaries or obligating Players or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Players. All shares of Players Common Stock subject to issuance as specified in this Section 3.2(b) are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable.

         Section 3.3. Authority; No Conflict; Required Filings and Consents.

                  (a) Players has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Players have been duly authorized by all necessary corporate action on the part of Players, subject only to the approval and adoption of this Agreement and the Merger by a majority of Players' stockholders. This Agreement has been duly executed and delivered by Players and constitutes the valid and binding obligation of Players, enforceable against Players in accordance with its terms.

                  (b) Other than as disclosed in Section 3.3(b) of the Players Disclosure Schedule, the execution and delivery of this Agreement by Players does not, and the consummation of the transactions contemplated hereby will not,
(i) conflict with, or result in any violation or breach of, any provision of the Articles of Incorporation or Bylaws of Players or the comparable charter or organizational documents of any of its Subsidiaries, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Players or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or
(iii) subject to the governmental filings and other matters referred to in
Section 3.3(c), conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Players or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which (x) are not, individually or in the aggregate, reasonably likely to have a Players Material Adverse Effect or (y) would not prevent or materially delay the consummation of the Merger.

                  (c) Except as disclosed in Section 3.3(c) of the Players Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission, gaming authority or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Players or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), (ii) the filing of the Articles of Merger with respect to the Merger with the Secretary of State of the State of Nevada, (iii) the filing of any Joint Proxy Statement/Prospectus (as such term is defined in Section 5.4(a) below) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) any approvals and filing of notices required under any applicable gaming industry regulation, (v) such consents, approvals, orders, authorizations, permits, filings or registrations related to, or arising out of, compliance with statutes, rules or regulations regulating the consumption, sale or serving of alcoholic beverages, (vi) such immaterial filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger, and (vii) such other filings, consents, approvals, orders, registrations and declarations as may be required under the laws of any jurisdiction in which Players or any of its Subsidiaries conducts any business or owns any assets the failure of which to obtain would not have a Players Material Adverse Effect.

         Section 3.4. Public Filings; Financial Statements.

                  (a) None of Players' Subsidiaries is required to file forms, reports and documents with the SEC. Players has filed with the SEC all reports, schedules, forms, statements and other documents required to be filed by the Securities Act and the Exchange Act since March 31, 1998. Except as set forth in
Section 3.4(a) of the Players Disclosure Schedule and except for matters otherwise corrected by the subsequent filing with the SEC of an appropriate amendment prior to the date of this Agreement, the reports, forms, documents filed by Players with the SEC prior to the date of this Agreement (the "Players SEC Reports") (including any financial statements filed as a part thereof or incorporated by reference therein) (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and (ii) did not, at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Players SEC Reports or necessary in order to make the statements in such Players SEC Reports, in the light of the circumstances under which they were made, not misleading.

                  (b) Except as set forth in Section 3.4(a), each of the consolidated financial statements (including, in each case, any related notes) of Players contained in the Players SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and fairly presented the consolidated financial position of Players and its consolidated Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which, with respect to interim periods since December 31, 1998, were not or are not expected to be material in amount. The audited balance sheet of Players as of March 31, 1998 is referred to herein as the "Players Balance Sheet."

         Section 3.5. No Undisclosed Liabilities. Except as disclosed in the Players SEC Reports or in Section 3.5 of the Players Disclosure Schedule, and except for liabilities and obligations incurred since the date of the Players Balance Sheet in the ordinary course of business consistent with past practices, Players and its consolidated Subsidiaries do not have any liabilities accrued, contingent or otherwise, of the type required to be reflected in financial statements, including the notes thereto, in accordance with GAAP, and whether due or to become due, which would be reasonably likely to have a Players Material Adverse Effect.

         Section 3.6. Absence of Certain Changes or Events. Except as disclosed in the Players SEC Reports or in Section 3.6 of the Players Disclosure Schedule since the date of the Players Balance Sheet, Players and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been (i) any Players Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Players' capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (w) any granting by Players or any of its Subsidiaries to any director or officer of Players or its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent financial statements included in the Players SEC Reports, (x) any granting by Players or any of its Subsidiaries to any director or officer of any stock options, except as was required under employment agreements in effect as of the date of the most recent financial statements included in the Players SEC Reports, (y) any granting by Players or any of its Subsidiaries to any officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements, plans or arrangements in effect as of the date of the most recent financial statements included in the Players SEC Reports or (z) any entry by Players or any of its Subsidiaries into any employment, severance or termination agreement with any officer, (v) any change in accounting methods, principles or practices having a material adverse effect on Players, except insofar as may have been required by a change in GAAP, (vi) any tax election that individually or in the aggregate would have a Players Material Adverse Effect, or (vii) any settlement of pending or threatened litigation involving Players or any of its Subsidiaries (whether brought by a private party or a Governmental Entity) other than any settlement which is not reasonably likely to have a Players Material Adverse Effect.

         Section 3.7. Taxes.

                  (a) For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any other person with respect to Taxes of such other person (including pursuant to Treas. Reg. ss. 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity.

                  (b) Players and each of its Subsidiaries have (i) filed all federal, state, local and foreign Tax returns and reports required to be filed by them prior to the date of this Agreement (taking into account all applicable extensions) and such Tax returns and reports (taking into account all amendments thereto) are true, correct and complete in all material respects, (ii) paid or accrued all Taxes due and payable, and (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings with the relevant taxing authority and for which adequate reserves in accordance with GAAP are being maintained). Except as set forth in Section 3.7(b) of the Players Disclosure Schedule, neither the Internal Revenue Service (the "IRS") nor any other taxing authority has asserted any claim for Taxes, or to the actual knowledge of the executive officers of Players, is threatening to assert any claims for Taxes. Players and its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected. Neither Players nor any of its Subsidiaries has made an election under Section 341(f) of the Code. There are no liens for Taxes upon the assets of Players or any of its Subsidiaries (other than liens for Taxes that are not yet due or delinquent or that are being contested in good faith by appropriate proceedings, with the relevant taxing authority and for which adequate reserves in accordance with GAAP are being maintained).

                  (c) Neither Players nor any of its Subsidiaries is or has been a member of an affiliated group of corporations filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law) other than a group the common parent of which is or was Players or any Subsidiary of Players.

                  (d) Neither Players nor any of its Subsidiaries has any obligation under any agreement or arrangement with any other person with respect to Taxes of such other person (including pursuant to Treas. Reg. ss. 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity.

         Section 3.8. Real Property, Title and Related Matters.

                  (a) Real Property. Section 3.8 (a) of the Players Disclosure Schedule sets forth a true and complete list as of the date of this Agreement of
(i) all contracts or agreements relating to the Leased Real Property, and (ii) a brief description of each piece of Owned Real Property. Players or a Subsidiary of Players, as the case may be, has (A) good and marketable title to all Owned Real Property and to all fixtures thereon, free and clear of any Encumbrances, except for Permitted Encumbrances, and (B) except as set forth in Section 3.8(a) of the Players Disclosure Schedule, Item (I)(1)(c), the right to quiet enjoyment of the Leased Real Property for the full term of the leases. Each lease or other contract referred to in Section 3.8(a) of the Players Disclosure Schedule is a valid contract or agreement enforceable against Players or its Subsidiary, as the case may be, in accordance with its terms and, to the knowledge of Players, against the other parties thereto. To the knowledge of Players, there are no rights or options of any third party to acquire such leased property or any ownership therein. Neither Players nor any of its Subsidiaries are in default, nor have received any written notice alleging that it or they are in default, under the leases, ground leases, subleases, licenses, options or other agreements set forth in Section 3.8(a) of the Players Disclosure Schedule. To the knowledge of Players, no other party to any such leases, ground leases, licenses, options or other agreements is in default thereunder.

                  (b) Definitions. As used in this Section 3.8, the following terms shall have the following meanings:

                  "Encumbrances" means all leases, mortgages, liens, pledges, charges, options, encumbrances or defects of any kind or character.

                  "Leased Real Property" means all of the real property leased or subleased by Players or a Subsidiary of Players as tenant and listed on
Section 3.8(a) of the Players Disclosure Schedule or by Buyer or a Subsidiary of Buyer as tenant and listed on Section 4.8 of the Buyer Disclosure Schedule, as applicable, together with, to the extent leased by Players or Buyer, as applicable, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and personal property of Players or Buyer attached or appurtenant thereto, and all easements, licenses, rights and appurtenances related to the foregoing.

                  "Owned Real Property" means all of the real property owned by Players or any of its Subsidiaries and listed on Section 3.8(a) of the Players Disclosure Schedule or by Buyer or any of Buyer's Subsidiaries and listed on
Section 4.8 of the Buyer Disclosure Schedule, as applicable, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and personal property attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

                  "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (i) Encumbrances that are disclosed in Section 3.8(a) of the Players Disclosure Schedule or Section 4.8 of the Buyer Disclosure Schedule, as applicable, except for (A) any Encumbrance which would prevent the use of the subject property for its current use, or (B) any Encumbrance which secures any indebtedness (other than indebtedness that is otherwise permitted by this Agreement, (ii) liens for taxes, assessments, fees, and other governmental charges or levies which are not yet due, payable or delinquent, (iii) such survey exceptions or reciprocal easement agreements that do not prevent Players or its Subsidiaries or Buyer or its Subsidiaries, and would not prevent the Surviving Corporation, from conducting Players' or Buyer's business as applicable as currently conducted and which would not have a Players Material Adverse Effect or a Buyer Material Adverse Effect, (iv) the provisions of any federal, state or local law, ordinance or regulation, provided the same are not violated by the current use of the property, (v) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that are not in excess of $250,000.00 in the aggregate at any time, and (vi) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations.

         Section 3.9. Title to Personal Property; Liens. To the best knowledge of Players, Players and each of its Subsidiaries has sufficiently good and valid title to, or an adequate leasehold interest in, its material tangible personal properties and assets (including all riverboats operated by Players and its Subsidiaries) in order to allow it to conduct, and continue to conduct, its business as and where currently conducted, except for such matters which, individually or in the aggregate, would not be reasonably likely to have a Players Material Adverse Effect. Except as disclosed in Section 3.9 of the Players Disclosure Schedule, such material tangible personal assets and properties are sufficiently free of liens to allow each of Players and its Subsidiaries to conduct, and continue to conduct, its business as currently conducted and to the best knowledge of Players, the consummation of the transactions contemplated by this Agreement will not alter or impair such ability in any respect which, individually or in the aggregate, would be reasonably likely to have a Players Material Adverse Effect.

         Section 3.10. Intellectual Property. Section 3.10 of the Players Disclosure Schedule lists all (i) trademark and service mark registrations and applications owned by Players or any of its Subsidiaries and (ii) trademark, service mark and trade name license agreements to which Players or any of its Subsidiaries is a party. Except as disclosed in Section 3.10 of the Players Disclosure Schedule, all material trademarks, trademark applications, trade names, service marks, trade secrets (including customer lists and customer databases), copyrights, patents, licenses, know-how and other proprietary intellectual property rights used in connection with the businesses of Players and its Subsidiaries as currently conducted are without material restrictions or material conditions on use, and there is no conflict with the intellectual property rights of Players and its Subsidiaries therein or any conflict by them with the intellectual property rights of others therein which, individually or in the aggregate, would be reasonably likely to have a Players Material Adverse Effect.

         Section 3.11. Agreements, Contracts and Commitments.

                  (a) Except as disclosed in the Players SEC Reports or as disclosed in Section 3.11(a) of the Players Disclosure Schedule, as of the date of this Agreement, neither Players nor any of its Subsidiaries is a party to any oral or written (i) agreement, contract, indenture or other instrument relating to Indebtedness (as defined below) in an amount exceeding $1,000,000, (ii) partnership, joint venture or limited liability or management agreement with any person, (iii) agreement, contract, or other instrument relating to any merger, consolidation, business combination, share exchange, business acquisition, or for the purchase, acquisition, sale or disposition of any material assets of Players or any of its Subsidiaries outside the ordinary course of business, (iv) other contract, agreement or commitment to be performed after the date hereof which would be a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC), (v) agreement, contract, or other instrument relating to any "strategic alliances" (i.e., cross-marketing, affinity relationship, etc.), (vi) contract, agreement or commitment which materially restricts (geographically or otherwise) the conduct of any line of business by Players or any of its Subsidiaries, (vii) any contract, agreement or other instrument having as a party a partnership, joint venture or limited liability company in which Players or any of its Subsidiaries is a partner, joint venture party or member which would otherwise satisfy the criteria in clauses (i), (iii), (iv), (v) or (vi) if Players or any of its Subsidiaries were a party to such contract, agreement or other instrument or (viii) any other material contract requiring annual or remaining payments in excess of $250,000 after the date hereof and which is not cancelable on less than 30 days' notice (collectively, the "Players Material Contracts"). "Indebtedness" means any liability in respect of (A) borrowed money, (B) capitalized lease obligations, (C) the deferred purchase price of property or services (other than trade payables in the ordinary course of business) and (D) guarantees of any of the foregoing incurred by any other person other than Players or any of its Subsidiaries.

                  (b) Except as disclosed in the Players SEC Reports filed prior to the date of this Agreement or as disclosed in Section 3.11(b) of the Players Disclosure Schedule, as of the date of this Agreement, (i) each of the Players Material Contracts is valid and binding upon Players or any of its Subsidiaries (and, to Players' best knowledge, on all other parties thereto) in accordance with its terms and is in full force and effect, (ii) there is no material breach or violation of or default by

Players or any of its Subsidiaries under any of the Players Material Contracts, whether or not such breach, violation or default has been waived, and (iii) no event has occurred with respect to Players or any of its Subsidiaries which, with the notice or lapse of time or both, would constitute a material breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under any of the Players Material Contracts, which breach, violation or default referred to in clauses (ii) or (iii), alone or in the aggregate with other such breaches, violations or defaults referred to in clauses (ii) or (iii), would be reasonably likely to have a Players Material Adverse Effect.

         Section 3.12. Litigation. Except as disclosed in the Players SEC Reports or in Section 3.12 of the Players Disclosure Schedule, there is no action, suit or proceeding, claim, arbitration or investigation against or affecting Players or any of its Subsidiaries pending, or as to which Players or any of its Subsidiaries has received any written notice of assertion against or affecting, Players or any of its Subsidiaries or any property or asset of Players or any of its Subsidiaries, before any court, arbitrator, or administrative, governmental or regulatory authority or body, domestic or foreign that individually or in the aggregate could reasonably be expected to
(i) have a Players Material Adverse Effect or (ii) prevent or materially delay the consummation of the transactions contemplated by this Agreement.

         Section 3.13. Environmental Matters.

                  (a) Except as disclosed in Section 3.13 of the Players Disclosure Schedule, the Players SEC Reports and as would not be reasonably likely to have a Players Material Adverse Effect: (i) Players and its Subsidiaries have complied with all applicable Environmental Laws (as defined in Section 3.13(b)); (ii) the properties currently owned or operated by Players and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined in Section 3.13(c)); (iii) neither Players nor its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iv) neither Players nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (v) neither Players nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that Players or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vi) neither Players nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (vii) there are no circumstances or conditions involving Players or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of Players or any of its Subsidiaries pursuant to any Environmental Law.

                  (b) For purposes of this Agreement, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to:
(A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or
(C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

                  (c) For purposes of this Agreement, the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

         Section 3.14. Employee Benefit Plans.

                  (a) Section 3.14(a) of the Players Disclosure Schedule contains a true and complete list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employment, retention, change of control and severance agreements, and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, programs, policies and agreements, written or otherwise, in each case that is sponsored, maintained, contributed to or required to be contributed to by Players or any of its Subsidiaries or any trade or business (whether or not incorporated) which, together with Players or any of its Subsidiaries, would be deemed a "single employer" under Section 4001 (b) of ERISA (an "ERISA Affiliate"), or to which Players, any of its Subsidiaries or any ERISA Affiliate is a party for the benefit of any current or former employee, consultant, director or independent contractor of Players or any of its Subsidiaries (together, the "Players Employee Plans").

                  (b) Players has delivered or made available to Buyer all material documents related to the Players Employee Plans, including, without limitation: (i) true and complete copies of all Players Employee Plan documents and any summary plan descriptions, summary annual reports and insurance contracts relating thereto, (ii) detailed summaries of all unwritten Players Employee Plans, (iii) true and complete copies of the most recent financial statements and actuarial reports with respect to all Players Employee Plans for which financial statements or actuarial reports are required or have been prepared; (iv) the most recent determination letter from the IRS (if applicable) for any such Players Employee Plan, and (v) true and complete copies of any filing with or report to any Governmental Entity with respect to any Players Employee Plan made by Players or any of its Subsidiaries during the twenty-four months prior to the date of this Agreement, including, without limitation, annual reports for Players Employee Plans, and a copy of any correspondence to Players or any of its Subsidiaries from any Governmental Entity with respect to any such Players Employee Plan during such period.

                  (c) All Players Employee Plans conform in all material respects to, and are being administered and operated in all material respects in compliance with, the requirements of ERISA, the Code and all other applicable laws, including applicable laws of foreign jurisdictions. Except as set forth in
Section 3.14(c) of the Players Disclosure Schedule, there have not been any

"prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving any of the Players Employee Plans that could subject Players or any of its Subsidiaries to any penalties or taxes imposed under the Code or ERISA. Section 3.14(c) of the Players Disclosure Schedule sets forth a true and complete list of all outstanding loans from Players or any of its Subsidiaries to any current or former director, officer, employee or consultant.

                  (d) Except as set forth in Section 3.14(d) of the Players Disclosure Schedule, any Players Employee Plan that is intended to be qualified under Section 401 (a) of the Code and exempt from tax under Section 501 (a) of the Code has been determined by the Internal Revenue Service to be so qualified, has received a favorable determination letter from the IRS covering provisions of the Tax Reform Act of 1986, and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption in any material respect, or result in the imposition of material excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any Players Employee Plan. All contributions or other amounts payable by Players or any of its Subsidiaries with respect to each Players Employee Plan have been paid or accrued in accordance with GAAP, ERISA, the Code and the terms of each such plan.

                  (e) Except as set forth in Section 3.14(e) of the Players Disclosure Schedule, neither Players, any of its Subsidiaries nor any ERISA Affiliate (i) at any time in the past has had a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA) ("Multiemployer Plan") or (ii) at any time in the past has had any liability, contingent or otherwise, under Title IV of ERISA or Section 412 of the Code. As of the date of this Agreement, no Players Employee Plan is subject to Title IV of ERISA and no Players Employee Plan is a Multiemployer Plan.

                  (f) There are no pending, or to Players' knowledge, any threatened or anticipated claims by or on behalf of any Players Employee Plan, or by or on behalf of any individual participants or beneficiaries of any Players Employee Plan, alleging any breach of fiduciary duty on the part of Players or any of its Subsidiaries or any of the officers, directors or employees of Players or any of its Subsidiaries under ERISA or any other applicable Regulations, or claiming benefit payments other than those made in the ordinary operation of such plans, or alleging any violation of any other applicable Laws. To the knowledge of Players or any of its Subsidiaries, the Players Employee Plans are not the subject of any investigation, audit or action by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC").

                  (g) With respect to any Players Employee Plan that is an employee welfare benefit plan (within the meaning of Section 3(l) of ERISA) (a "Players Welfare Plan"), (i) each Players Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in compliance in all material respects with all applicable requirements pertaining to such deduction and (ii) any Players Employee Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied in all material respects, with all of the requirements of ERISA and Section 4980B of the Code. No welfare benefit fund

(within the meaning of Section 419(e)(1) of the Code) or voluntary employees' beneficiary association (within the meaning of 501 (c)(9) of the Code) has been established or maintained in connection with a Players Welfare Plan.

         Section 3.15. Compliance.

                  (a) Except as disclosed in Section 3.15 of the Players Disclosure Schedule, each of Players and its Subsidiaries, and each of their respective directors (but with respect to non-employee directors, only to Players' best knowledge), officers, persons performing management functions similar to officers and, to Players' best knowledge, partners hold all permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals of all Governmental Entities (including all authorizations under Environmental Laws, the Merchant Marine Act of 1920 and the Shipping Act of 1916, Certificates of Inspection issued by the US Coast Guard and permits and approvals issued by the United States Army Corps of Engineers and Players Gaming Laws (as defined below)), necessary to conduct the business and operations of Players and each of its Subsidiaries as currently conducted, each of which is in full force and effect in all material respects and no notice of revocation has been received in respect thereof, except where the failure to hold such permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals would not, individually or in the aggregate, be reasonably likely to have a Players Material Adverse Effect (the "Players Permits"). Except as disclosed in the Players SEC Reports, as disclosed in Section 3.15 of the Players Disclosure Schedule, or as would not be reasonably likely to have a Players Material Adverse Effect, the businesses of Players and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity.

                  (b) The term "Players Gaming Laws" means any Federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, registration, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition or limitation placed thereon, governing or relating to the current or contemplated casino and gaming activities and operations of Players or any of its Subsidiaries, including any applicable state gaming law and any federal or state laws relating to currency transactions.

                  (c) Except as disclosed in Section 3.15 of the Players Disclosure Schedule (i) neither Players nor any of its Subsidiaries, nor any director (but with respect to non-employee directors, only to Players' best knowledge), officer, key employee or, to Players' best knowledge, partners of Players or any of its Subsidiaries has received any written claim, demand notice, complaint, court order or administrative order from any Governmental Entity in the past three years under, or relating to any violation or possible violation of any Players Gaming Laws which did or would be reasonably likely to result in fines or penalties of $250,000 or more; (ii) to the best knowledge of Players, there are no facts, which if known to the regulators under the Players Gaming Laws could reasonably be expected to result in the revocation, limitation or suspension of a license, finding of suitability, registration, permit or approval of it or them, or any officer, director, other person performing management functions similar to an officer or partner, under any Players Gaming

Laws; and (iii) neither Players nor any of its Subsidiaries has suffered a suspension or revocation of any material license, finding of suitability, registration, permit or approval held under the Players Gaming Laws.

         Section 3.16. Labor Matters. Except as disclosed in Section 3.16 of the Players Disclosure Schedule, (i) there are no proceedings pending between Players or any of its Subsidiaries and any of their respective employees before the Equal Employment Opportunity Commission, Department of Labor, or any other Governmental Entity; (ii) to the best knowledge of Players, there are no activities or proceedings of any labor union to organize any non-unionized employees; (iii) neither Players nor any of its Subsidiaries has received notice of any alleged unfair labor practice charges and/or complaints pending against Players or any of its Subsidiaries or any of their respective representatives or employees before the National Labor Relations Board or any current union representation questions involving employees of Players or any of its Subsidiaries; and (iv) Players' employment policies and practices comply in all material respects with applicable law; and (v) there is no strike, slowdown, work stoppage, labor dispute or lockout, or, to the best knowledge of Players, threat thereof, by or with respect to any employees of Players or any of its Subsidiaries. Players and its Subsidiaries are not parties to any collective bargaining agreements or other labor union contracts applicable to individuals employed or previously employed by Players or any of its Subsidiaries and, except as disclosed in Players Disclosure Schedule 3.16, no collective bargaining agreement or labor union contract is being negotiated by Players or any such Subsidiary.

         Section 3.17. Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Players or any of its Subsidiaries are listed on Section 3.17 of the Players Disclosure Schedule. At the Effective Time, all such insurance policies, or replacements thereof, will be outstanding and duly in force. To Players' knowledge, no notice of termination or non-renewal of any such insurance policy has been received by Players.

         Section 3.18. Information in Proxy Statement/Prospectus. The Joint Proxy Statement/Prospectus, as such term is defined in Section 5.4(a) below (or any amendment thereof or supplement thereto), at the date mailed to Players' stockholders and at the time of the Players Special Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, provided, however, that no representation is made by Players with respect to statements made therein based on information supplied by Buyer or Merger Sub for inclusion in the Proxy Statement/Prospectus. The Proxy Statement/Prospectus will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

         Section 3.19. State Takeover Statute. The Board of Directors of Players has approved the Merger, this Agreement and the Stockholder Support Agreements and, assuming the accuracy of the representations contained in Section 4.25 hereof (without giving effect to the knowledge qualification therein), such approval is sufficient to render inapplicable to the Merger, this

Agreement and the Stockholder Support Agreements and the transactions contemplated hereby and thereby the provisions of Section 78.378 through 78.3793 of the NRS to the extent, if any, such Sections are applicable to the Merger, this Agreement and the Stockholder Support Agreements and the transactions contemplated hereby and thereby.

         Section 3.20. Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of Players Common Stock entitled to vote thereon at the Players Special Meeting with respect to the approval of the Merger (the "Players Stockholder Approval") is the only vote of the holders of any class or series of Players' capital stock necessary to approve and adopt this Agreement and the transactions contemplated by this Agreement.

         Section 3.21. Players Rights Agreement. The Players Rights Agreement dated as of January 27, 1997 (the "Rights Agreement") has been amended as of February 8, 1999, in the form attached hereto as Exhibit B, so as to provide that (i) no "Distribution Date," "Stock Acquisition Date," or "Trigger Event" thereunder shall be deemed to have occurred, (ii) none of Buyer or any of its Subsidiaries will be an "Acquiring Person" thereunder and (iii) no holder of rights issued thereunder shall be entitled to exercise such rights under, or be entitled to any rights or benefits pursuant to, the Rights Agreement, in each case solely by reason of the approval and execution of this Agreement or the execution of the Stockholder Support Agreements, or the consummation of the transactions contemplated hereby or thereby.

         Section 3.22. Year 2000. Except as disclosed in Section 3.22 of the Players Disclosure Schedule, as of the date hereof, all computer software necessary for the conduct of its business (the "Software") is (or will be, prior to December 31, 1999, as provided in Section 3.22 of the Players Disclosure Schedule) designed to be used prior to, during, and after December 31, 1999, and the Software will operate during each such time period without error relating to the year 2000, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. Players further represents and warrants that as of the date hereof, the Software either does or will, prior to December 31, 1999 as provided in Section
3.22 of the Players Disclosure Schedule accept, calculate, sort, extract and otherwise process date inputs and date values, and return and display date values, in a consistent manner regardless of the dates used, whether before, on, or after January 1, 2000.

         Section 3.23. Opinion of Financial Advisor. Players has received the oral opinion of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") as of the date of this Agreement, to the effect that the Merger Consideration is fair to the holders of Players Common Stock from a financial point of view.

         Section 3.24. Brokers. None of Players, any of its Subsidiaries, or any of their respective officers, directors or employees have employed any broker, financial advisor or finder or incurred any liability for any brokerage fees, commissions, finder's or other fees in connection with the transactions contemplated by this Agreement, except that Players has retained DLJ as its financial advisor.

                                   ARTICLE IV.

             REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB

         Buyer and Merger Sub represent and warrant to Players that the statements contained in this Article III are true and correct except as set forth herein and in the disclosure schedule delivered by Buyer and Merger Sub to Players on or before the date of this Agreement (the "Buyer Disclosure Schedule"), or as otherwise expressly contemplated by this Agreement. Any reference in the Merger Agreement to Buyer's "best knowledge," or "the best of Buyer's knowledge," or words of similar import, shall be deemed a reference to the actual knowledge of any of the corporate officers of Buyer or any of its Subsidiaries, for all purposes. The Buyer Disclosure Schedule has been prepared based upon the foregoing definition.

         Section 4.1. Organization of Buyer and its Subsidiaries. Each of Buyer and its Subsidiaries (as defined below) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership or limited liability company power and authority to carry on its business as now being conducted and as proposed to be conducted. Each of Buyer and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of Buyer and its Subsidiaries, taken as a whole (a "Buyer Material Adverse Effect"). Buyer has delivered to Players a true and correct copy of the Certificate of Incorporation and Bylaws of Buyer, in each case as amended to the date of this Agreement. Except as set forth on the Buyer Disclosure Schedule, all the outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Buyer, free and clear of all liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Except as set forth in Section 4.1 of the Buyer Disclosure Schedule, neither Buyer nor any of its Subsidiaries directly or indirectly owns (other than ownership interests in Buyer or in one or more of its Subsidiaries) any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity.

         Section 4.2. Capitalization.

                  (a) The authorized capital stock of Buyer consists of 30,000,000 shares of Buyer Common Stock, $.01 par value per share, and 1,000,000 shares of preferred stock, with $1.00 par value per share ("Buyer Preferred Stock"). As of the date hereof, (i) 8,616,680 shares of Buyer Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 1,243,572 shares of Buyer Common Stock were held in the treasury of Buyer or by Subsidiaries of Buyer, and (iii) no shares of Buyer Preferred Stock are issued and outstanding. Section 4.2(a)(i) of the Buyer Disclosure Schedule sets forth the number of shares of Buyer Common

Stock reserved for future issuance upon exercise of options to acquire shares of Buyer Common Stock ("Buyer Options") granted and outstanding as of the date hereof and under Buyer's stock option plans ("Buyer Stock Option Plans").
Section 4.2(a)(i) of the Buyer Disclosure Schedule also sets forth as of the date hereof, for each Buyer Stock Option Plan, the dates on which Options and Buyer SARs which are still outstanding under such plan were granted, the number of outstanding Options and Buyer SARs granted on each such date and the exercise price thereof. Except as disclosed in Section 4.2(a)(i) of the Buyer Disclosure Schedule, since December 31, 1998 through the date of this Agreement, Buyer has not made any grants under any of the Buyer Stock Option Plans. Except as disclosed in Section 4.2(a)(i) of the Buyer Disclosure Schedule, as of the date of this Agreement, Buyer has not granted any contractual rights the value of which is derived from the financial performance of Buyer or from the value of shares of Buyer Common Stock. Except as disclosed in Section 4.2(a)(ii) of the Buyer Disclosure Schedule, there are no obligations contingent or otherwise, of Buyer or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Buyer Common Stock or the capital stock or ownership interests of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations or indebtedness for borrowed money of Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock (including shares which may be issued upon exercise of outstanding options) or other ownership interests of each of Buyer's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in Section 4.2(a)(iii) of the Buyer Disclosure Schedule and except as required by gaming industry regulation, all such shares and ownership interests are owned by Buyer or another Subsidiary of Buyer free and clear of all security interests, liens, claims, pledges, agreements, limitations on Buyer's voting rights, charges or other encumbrances or restrictions on transfer of any nature.

                  (b) There is no Voting Debt of Buyer or any of its Subsidiaries issued and outstanding. Except as set forth in Section 4.2(a) or in this Section 4.2(b) or as reserved for future grants of options or restricted stock under the Buyer Stock Option Plans as of the date hereof, (i) there are no shares of capital stock of any class of Buyer, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) except as set forth in Section 4.2(b) of the Buyer Disclosure Schedule there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Buyer or any of its Subsidiaries is a party or by which it is bound obligating Buyer or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests (including Voting Debt) of Buyer or any of its Subsidiaries or obligating Buyer or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and
(iii) there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Buyer. All shares of Buyer Common Stock subject to issuance as specified in this Section 4.2(b) are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable.

                  (c) The authorized capital stock of Merger Sub consists of 2,500 shares of common stock, par value $.01 per share ("Merger Sub Common Stock"), of which 1,000 shares are issued and outstanding. Buyer owns directly all the outstanding shares of Merger Sub Common Stock. The outstanding shares of Merger Sub Common Stock are duly authorized, validly issued, fully paid and assessable and free of any preemptive rights.

         Section 4.3. Authority; No Conflict; Required Filings and Consents.

                  (a) Buyer and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Buyer and Merger Sub have been duly authorized by all necessary corporate action on the part of Buyer and Merger Sub, subject only to the Buyer Stockholder Approval specified in
Section 4.20 hereof and the review by Buyer's Compliance Committee, as required by Buyer's internal reporting system, of this Agreement, the transactions identified herein, and the persons designated by Players to serve on Buyer's Board of Directors, such review to be completed no later than 60 days after the date of this Agreement. This Agreement has been duly executed and delivered by Buyer and Merger Sub and constitutes the valid and binding obligation of Buyer and Merger Sub, enforceable against each of them in accordance with its terms.

                  (b) Other than as disclosed in Section 4.3(b) of the Buyer Disclosure Schedule, the execution and delivery of this Agreement by Buyer and Merger Sub does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Buyer or the comparable charter or organizational documents of any of its Subsidiaries, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Buyer or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the governmental filings and other matters referred to in Section 4.3(c), conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which (x) are not, individually or in the aggregate, reasonably likely to have a Buyer Material Adverse Effect or (y) would not impair or materially delay the consummation of the Merger.

                  (c) Except as disclosed in Section 4.3(c) of the Buyer Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Buyer or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than (i) the filing of the pre-merger notification report under the HSR

Act, (ii) the filing of the Articles of Merger with respect to the Merger with the Secretary of State of the State of Nevada, (iii) the filing of any Joint Proxy Statement/Prospectus (as such term is defined in Section 5.4(a) (below) with the SEC in accordance with the Exchange Act, (iv) any approvals and filing of notices required under any applicable gaming industry regulation, (v) such consents, approvals, orders, authorizations, permits, filings or registrations related to, or arising out of, compliance with statutes, rules or regulations regulating the consumption, sale or serving of alcoholic beverages, (vi) such immaterial filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, and (vii) such other filings, consents, approvals, orders, registrations and declarations as may be required under the laws of any jurisdiction in which Buyer or any of its Subsidiaries conducts any business or owns any assets the failure of which to obtain would not have a Buyer Material Adverse Effect.

         Section 4.4. Public Filings; Financial Statements.

                  (a) Buyer and its Subsidiaries that are required to file, or that file, forms, reports or other documents with the SEC (the "Buyer Reporting Subsidiaries") have filed and made available to Players all forms, reports and documents required to be filed by Buyer and the Buyer Reporting Subsidiaries with the SEC since January 1, 1995 (the "Buyer SEC Reports"). The Buyer SEC Reports (including any financial statements filed as a part thereof or incorporated by reference therein) (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act, and the Exchange Act, as the case may be, and (ii) did not, at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in the light of the circumstances under which they were made, not misleading.

                  (b) Except as set forth in Section 4.4(a), each of the consolidated financial statements (including, in each case, any related notes) of Buyer contained in the Buyer SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and fairly presented the consolidated financial position of Buyer and its consolidated Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which, with respect to interim periods since December 31, 1998, were not or are not expected to be material in amount. The audited balance sheet of Buyer as of June 30, 1998 is referred to herein as the "Buyer Balance Sheet."

         Section 4.5. No Undisclosed Liabilities. Except as disclosed in the Buyer SEC Reports or in Section 4.5 of the Buyer Disclosure Schedule, and except for liabilities and obligations incurred since the date of the Buyer Balance Sheet in the ordinary course of business consistent with past practices, Buyer and its consolidated Subsidiaries do not have indebtedness, obligations, or liabilities of any kind, whether accrued, contingent or otherwise, of the type required to be reflected in financial statements, including the notes thereto, in accordance with GAAP, and whether due or to become due, which would be reasonably likely to have a Buyer Material Adverse Effect.

         Section 4.6. Absence of Certain Changes or Events. Except as disclosed in the Buyer SEC Reports or in Section 4.6 of the Buyer Disclosure Schedule, since the date of the Buyer Balance Sheet, Buyer and its Subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice, and there has not been (i) any Buyer Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Buyer's capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (w) any granting by Buyer or any of its Subsidiaries to any director or officer of Buyer or its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent financial statements included in the Buyer SEC Reports, (x) any granting by Buyer or any of its Subsidiaries to any director or officer of any stock options, except as was required under employment agreements in effect as of the date of the most recent financial statements included in the Buyer SEC Reports, (y) any granting by Buyer or any of its Subsidiaries to any officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements, plans or arrangements in effect as of the date of the most recent financial statements included in the Buyer SEC Reports or (z) any entry by Buyer or any of its Subsidiaries into any employment, severance or termination agreement with any officer, (v) any change in accounting methods, principles or practices having a material adverse effect on Buyer, except insofar as may have been required by a change in GAAP, (vi) any tax election that individually or in the aggregate would have a Buyer Material Adverse Effect, or (vii) any settlement of pending or threatened litigation involving Buyer or any of its Subsidiaries (whether brought by a private party or a Governmental Entity) other than any settlement which is not reasonably likely to have a Buyer Material Adverse Effect.

         Section 4.7. Taxes.

                  (a) Buyer and each of its Subsidiaries have (i) filed all federal, state, local and foreign Tax returns and reports required to be filed by them prior to the date of this Agreement (taking into account all applicable extensions) and such Tax returns and reports (taking into account all amendments thereto) are true, correct and complete in all material respects, (ii) paid or accrued all Taxes due and payable, and (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings with the relevant taxing authority and for which adequate reserves in accordance with GAAP are being maintained). Except as set forth in Section 4.7(a) of the Buyer Disclosure Schedule, neither the IRS nor any other taxing authority has asserted any claim for Taxes, or to the actual knowledge of the executive officers of Buyer, is threatening to assert any claims for Taxes.

Buyer and its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected. Neither Buyer nor any of its Subsidiaries has made an election under Section 341(f) of the Code. There are no liens for Taxes upon the assets of Buyer or any of its Subsidiaries (other than liens for Taxes that are not yet due or delinquent or that are being contested in good faith by appropriate proceedings, with the relevant taxing authority and for which adequate reserves in accordance with GAAP are being maintained).

                  (b) Neither Buyer nor any of its Subsidiaries is or has been a member of an affiliated group of corporations filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law) other than a group the common parent of which is or was Buyer or any Subsidiary of Buyer.

                  (c) Neither Buyer nor any of its Subsidiaries has any obligation under any agreement or arrangement with any other person with respect to Taxes of such other person (including pursuant to Treas. Reg. ss. 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity.

         Section 4.8. Real Property, Title and Related Matters. Section 4.8 of the Buyer Disclosure Schedule sets forth a true and complete list as of the date of this Agreement of (i) all contracts or agreements relating to the Leased Real Property and (ii) a brief description of each piece of Owned Real Property. Buyer or a Subsidiary of Buyer, as the case may be, has, except as set forth in
Section 4.8 of the Buyer Disclosure Schedule, (A) the right to quiet enjoyment of the Leased Real Property for the full term of the leases, and (B) good and marketable title to all Owned Real Property and to all fixtures thereon, free and clear of any Encumbrances, except for Permitted Encumbrances. Each lease or other contract referred to in Section 4.8 of the Buyer Disclosure Schedule is a valid contract or agreement enforceable against Buyer or its Subsidiary, as the case may be, in accordance with its terms and, to the knowledge of Buyer, against the other parties thereto. To the knowledge of Buyer, there are no rights or options of any third party to acquire such leased property or any ownership therein. Neither Buyer nor any of its Subsidiaries are in default, nor have received any written notice alleging that it or they are in default, under the leases, ground leases, subleases, licenses, options or other agreements set forth in Section 4.8 of the Buyer Disclosure Schedule. To the knowledge of Buyer, no other party to any such leases, ground leases, licenses, options or other agreements is in default thereunder.

         Section 4.9. Title to Personal Property; Liens. To the best knowledge of Buyer, Buyer and each of its Subsidiaries has sufficiently good and valid title to, or an adequate leasehold interest in, its material tangible personal properties and assets in order to allow it to conduct, and continue to conduct, its business as and where currently conducted, except for such matters which, individually or in the aggregate, would not be reasonably likely to have a Buyer Material Adverse Effect. Except as disclosed in Section 4.9 of the Buyer Disclosure Schedule, such material tangible personal assets and properties are sufficiently free of liens to allow each of Buyer and its Subsidiaries to conduct, and continue to conduct, its business as currently conducted and to the best knowledge of Buyer, the consummation of the transactions contemplated by this Agreement will not alter or impair such ability in any respect which, individually or in the aggregate, would be reasonably likely to have a Buyer Material Adverse Effect.

         Section 4.10. Intellectual Property. Section 4.10 of the Buyer Disclosure Schedule lists all (i) trademark and service mark registrations and applications owned by Buyer or any of its Subsidiaries and (ii) trademark, service mark and trade name license agreements to which Buyer or any of its Subsidiaries is a party. Except as disclosed in Section 4.10 of the Buyer Disclosure Schedule, all material trademarks, trademark applications, trade names, service marks, trade secrets (including customer lists and customer databases), copyrights, patents, licenses, know-how and other proprietary intellectual property rights used in connection with the businesses of Buyer and its Subsidiaries as currently conducted are without material restrictions or material conditions on use, and there is no conflict with the intellectual property rights of Buyer and its Subsidiaries therein or any conflict by them with the intellectual property rights of others therein which, individually or in the aggregate, would be reasonably likely to have a Buyer Material Adverse Effect.

         Section 4.11. Agreements, Contracts and Commitments.

                  (a) Except as disclosed in the Buyer SEC Reports or as disclosed in Section 4.11(a) of the Buyer Disclosure Schedule, as of the date of this Agreement, neither Buyer nor any of its Subsidiaries is a party to any oral or written (i) agreement, contract, indenture or other instrument relating to Indebtedness in an amount exceeding $1,000,000, (ii) partnership, joint venture or limited liability or management agreement with any person, (iii) agreement, contract, or other instrument relating to any merger, consolidation, business combination, share exchange, business acquisition, or for the purchase, acquisition, sale or disposition of any material assets of Buyer or any of its Subsidiaries outside the ordinary course of business, (iv) other contract, agreement or commitment to be performed after the date hereof which would be a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC),
(v) agreement, contract, or other instrument relating to any "strategic alliances" (i.e., cross-marketing, affinity relationship, etc.), (vi) contract, agreement or commitment which materially restricts (geographically or otherwise) the conduct of any line of business by Buyer or any of its Subsidiaries, (vii) any contract, agreement or other instrument having as a party a partnership, joint venture or limited liability company in which Buyer or any of its Subsidiaries is a partner, joint venture party or member which would otherwise satisfy the criteria in clauses (i), (iii), (iv), (v) or (vi) if Buyer or any of its Subsidiaries were a party to such contract, agreement or other instrument or
(viii) any other material contract requiring annual or remaining payments in excess of $250,000 after the date hereof and which is not cancelable on less than 30 days' notice (collectively, the "Buyer Material Contracts").

                  (b) Except as disclosed in the Buyer SEC Reports filed prior to the date of this Agreement or as disclosed in Section 4.11(b) of the Buyer Disclosure Schedule, as of the date of this Agreement, (i) each of the Buyer Material Contracts is valid and binding upon Buyer or any of its Subsidiaries (and, to Buyer's best knowledge, on all other parties thereto) in accordance with its terms and is in full force and effect, (ii) there is no material breach or violation of or default by Buyer or any of its Subsidiaries under any of the Buyer Material Contracts, whether or not such breach, violation or default has been waived, and (iii) no event has occurred with respect to Buyer or any of its Subsidiaries which, with the notice or lapse of time or both, would constitute a material breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under any of the Buyer Material Contracts, which breach, violation or default referred to in clauses (ii) or (iii), alone or in the aggregate with other such breaches, violations or defaults referred to in clauses (ii) or
(iii), would be reasonably likely to have a Buyer Material Adverse Effect.

         Section 4.12. Litigation. Except as disclosed in the Buyer SEC Reports or in Section 4.12 of the Buyer Disclosure Schedule, there is no action, suit or proceeding, claim, arbitration or investigation against or affecting Buyer or any of its Subsidiaries pending, or as to which Buyer or any of its Subsidiaries has received any written notice of assertion against or affecting, Buyer or any of its Subsidiaries or any property or asset of Buyer or any of its Subsidiaries, before any court, arbitrator, or administrative, governmental or regulatory authority or body, domestic or foreign that individually or in the aggregate could reasonably be expected to (i) have a Buyer Material Adverse Effect or (ii) prevent or materially delay the consummation of the transactions contemplated by this Agreement.

         Section 4.13. Environmental Matters. Except as disclosed in Section
4.13 of the Buyer Disclosure Schedule, the Buyer SEC Reports and as would not be reasonably likely to have a Buyer Material Adverse Effect: (i) Buyer and its Subsidiaries have complied with all applicable Environmental Laws (as defined in Section 3.13(b)); (ii) the properties currently owned or operated by Buyer and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined in Section 3.13(c)); (iii) neither Buyer nor its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iv) neither Buyer nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (v) neither Buyer nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that Buyer or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vi) neither Buyer nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (vii) there are no circumstances or conditions involving Buyer or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of Buyer or any of its Subsidiaries pursuant to any Environmental Law.

         Section 4.14. Employee Benefit Plans.

                  (a) Section 4.14(a) of the Buyer Disclosure Schedule contains a true and complete list of all employee benefit plans (as defined in Section 3(3) of ERISA), all employment, retention, change of control and severance agreements, and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, programs, policies and agreements, written or otherwise, in each case that is sponsored, maintained, contributed to or required to be contributed to by Buyer or any of its Subsidiaries or any ERISA Affiliate, or to which Buyer, any of its Subsidiaries or any ERISA Affiliate is a party for the benefit of any current or former employee, consultant, director or independent contractor of Buyer or any of its Subsidiaries (together, the "Buyer Employee Plans").

                  (b) Buyer has delivered or made available to Players all material documents related to the Buyer Employee Plans, including, without limitation: (i) true and complete copies of all Buyer Employee Plan documents and any summary plan descriptions, summary annual reports and insurance contracts relating thereto, (ii) detailed summaries of all unwritten Buyer Employee Plans, (iii) true and complete copies of the most recent financial statements and actuarial reports with respect to all Buyer Employee Plans for which financial statements or actuarial reports are required or have been prepared; (iv) the most recent determination letter from the IRS (if applicable) for any such Buyer Employee Plan, and (v) true and complete copies of any filing with or report to any Governmental Entity with respect to any Buyer Employee Plan made by Buyer or any of its Subsidiaries during the twenty-four months prior to the date of this Agreement, including, without limitation, annual reports for Buyer Employee Plans, and a copy of any correspondence to Buyer or any of its Subsidiaries from any Governmental Entity with respect to any such Buyer Employee Plan during such period.

                  (c) All Buyer Employee Plans conform in all material respects to, and are being administered and operated in all material respects in compliance with, the requirements of ERISA, the Code and all other applicable laws, including applicable laws of foreign jurisdictions. Except as set forth in
Section 4.14(c) of the Buyer Disclosure Schedule, there have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving any of the Buyer Employee Plans that could subject Buyer or any of its Subsidiaries to any penalties or taxes imposed under the Code or ERISA. Section 4.14(c) of the Buyer Disclosure Schedule sets forth a true and complete list of all outstanding loans from Buyer or any of its Subsidiaries to any current or former director, officer, employee or consultant.

                  (d) Except as set forth in Section 4.14(d) of the Buyer Disclosure Schedule, any Buyer Employee Plan that is intended to be qualified under Section 401 (a) of the Code and exempt from tax under Section 501 (a) of the Code has been determined by the IRS to be so qualified, has received a favorable determination letter from the IRS covering provisions of the Tax Reform Act of 1986, and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption in any material respect, or result in the imposition of material excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any Buyer Employee Plan. All contributions or other amounts payable by Buyer or any of its Subsidiaries with respect to each Buyer Employee Plan have been paid or accrued in accordance with GAAP, ERISA, the Code and the terms of each such plan.

                  (e) Except as set forth in Section 4.14(e) of the Buyer Disclosure Schedule, neither Buyer, any of its Subsidiaries nor any ERISA Affiliate (i) at any time in the past has had a current or contingent obligation to contribute to any Multiemployer Plan or (ii) at any time in the past has had any liability, contingent or otherwise, under Title IV of ERISA or Section 412 of the Code. As of the date of this Agreement, no Buyer Employee Plan is subject to Title IV of ERISA and no Buyer Employee Plan is a Multiemployer Plan.

                  (f) There are no pending, or to Buyer's knowledge, any threatened or anticipated claims by or on behalf of any Buyer Employee Plan, or by or on behalf of any individual participants or beneficiaries of any Buyer Employee Plan, alleging any breach of fiduciary duty on the part of Buyer or any of its Subsidiaries or any of the officers, directors or employees of Buyer or any of its Subsidiaries under ERISA or any other applicable Regulations, or claiming benefit payments other than those made in the ordinary operation of such plans, or alleging any violation of any other applicable Laws. To the knowledge of Buyer or any of its Subsidiaries, the Buyer Employee Plans are not the subject of any investigation, audit or action by the IRS, the Department of Labor or the PBGC.

                  (g) With respect to any Buyer Employee Plan that is an employee welfare benefit plan (within the meaning of Section 3(l) of ERISA) (a "Buyer Welfare Plan"), (i) each Buyer Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in compliance in all material respects with all applicable requirements pertaining to such deduction and (ii) any Buyer Employee Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied in all material respects, with all of the requirements of ERISA and
Section 4980B of the Code. No welfare benefit fund (within the meaning of Section 419(e)(1) of the Code) or voluntary employees' beneficiary association (within the meaning of 501(c)(9) of the Code) has been established or maintained in connection with a Buyer Welfare Plan.

         Section 4.15. Compliance.

                  (a) Except as disclosed in Section 4.15 of the Buyer Disclosure Schedule, each of Buyer and its Subsidiaries, and each of their respective directors (but with respect to non-employee directors, only to Buyer's best knowledge), officers, persons performing management functions similar to officers and, to Buyer's best knowledge, partners hold all permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals of all Governmental Entities (including all authorizations under Environmental Laws, the Merchant Marine Act of 1920 and the Shipping Act of 1916, Certificates of Inspection issued by the US Coast Guard and permits and approvals issued by the United States Army Corps of Engineers and Buyer Gaming Laws (as defined below)), necessary to conduct the business and operations of Buyer and each of its Subsidiaries as currently conducted, each of which is in full force and effect in all material respects and no notice of revocation has been received in respect thereof, except where the failure to hold such permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals would not, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect (the "Buyer Permits"). Except as disclosed in the Buyer SEC Reports, as disclosed in Section 4.15 of the Buyer Disclosure Schedule, or as would not be reasonably likely to have a Buyer Material Adverse Effect, the businesses of Buyer and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity.

                  (b) The term "Buyer Gaming Laws" means any Federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, registration, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition or limitation placed thereon, governing or relating to the current or contemplated casino and gaming activities and operations of Buyer or any of its Subsidiaries, including any applicable state gaming law and any federal or state laws relating to currency transactions.

                  (c) Except as disclosed in Section 4.15 of the Buyer Disclosure Schedule (i) neither Buyer nor any of its Subsidiaries, nor any director (but with respect to non-employee directors, only to Buyer's best knowledge), officer, key employee or, to Buyer's best knowledge, partners of Buyer or any of its Subsidiaries has received any written claim, demand notice, complaint, court order or administrative order from any Governmental Entity in the past three years under, or relating to any violation or possible violation of any Buyer Gaming Laws which did or would be reasonably likely to result in fines or penalties of $250,000 or more; (ii) to the best knowledge of Buyer, there are no facts, which if known to the regulators under the Buyer Gaming Laws could reasonably be expected to result in the revocation, limitation or suspension of a license, finding of suitability, registration, permit or approval of it or them, or any officer, director, other person performing management functions similar to an officer or partner, under any Buyer Gaming Laws; and (iii) neither Buyer nor any of its Subsidiaries has suffered a suspension or revocation of any material license, finding of suitability, registration, permit or approval held under the Buyer Gaming Laws.

         Section 4.16. Registration Statement; Joint Proxy Statement/Prospectus. The information supplied by Buyer for inclusion or incorporation by reference in the Registration Statement shall not at the time the Registration Statement (as defined in Section 5.4(a) below) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by Buyer for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus (as defined in Section 5.4(a) below) shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to stockholders of Players or Buyer, at the time of the Players and the Buyer Special Meeting (as provided for in Section 5.5) and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement/Prospectus not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Players Special Meeting which has become false or misleading.

         Section 4.17. Labor Matters. Except as disclosed in Section 4.17 of the Buyer Disclosure Schedule, (i) there are no proceedings pending between Buyer or any of its Subsidiaries and any of their respective employees before the Equal Employment Opportunity Commission, Department of Labor, or any other Governmental Entity; (ii) to the best knowledge of Buyer, there are no activities or proceedings of any labor union to organize any non-unionized employees; (iii) neither Buyer nor any of its Subsidiaries has received notice of any alleged unfair labor practice charges and/or complaints pending against Buyer or any of its Subsidiaries or any of their respective representatives or employees before the National Labor Relations Board or any current union representation questions involving employees of Buyer or any of its Subsidiaries; and (iv) Buyer's employment policies and practices comply in all material respects with applicable law; and (v) there is no strike, slowdown, work stoppage, labor dispute or lockout, or, to the best knowledge of Buyer, threat thereof, by or with respect to any employees of Buyer or any of its Subsidiaries. Buyer and its Subsidiaries are not parties to any collective bargaining agreements or other labor union contracts applicable to individuals employed or previously employed by Buyer or any of its Subsidiaries and, except as disclosed in Buyer Disclosure Schedule 4.17, no collective bargaining agreement or labor union contract is being negotiated by Buyer or any such Subsidiary.

         Section 4.18. Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Buyer or any of its Subsidiaries are listed on Section 4.18 of the Buyer Disclosure Schedule. At the Effective Time, all such insurance policies, or replacements thereof, will be outstanding and duly in force. To Buyer's knowledge, no notice of termination or non-renewal of any such insurance policy has been received by Buyer.

         Section 4.19. [Intentionally Omitted].

         Section 4.20. Voting Requirements. The affirmative vote of the holders of a majority of Buyer Common Stock present at the Buyer Special Meeting (at which a quorum is present, in favor of the issuance of Buyer Common Stock pursuant to this Agreement, consistent with the requirements of the NYSE (the "Buyer Stockholder Approval"), is the only vote of the holders of any class or series of Buyer's capital stock necessary to approve the transactions contemplated by this Agreement.

         Section 4.21. Year 2000. Except as disclosed in Section 4.21 of the Buyer Disclosure Schedule, as of the date hereof, all computer software necessary for the conduct of its business (the "Software") is (or will be, prior to December 31, 1999, as provided in Section 4.22 of the Buyer

Disclosure Schedule) designed to be used prior to, during, and after December 31, 1999, and the Software will operate during each such time period without error relating to the year 2000, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. Buyer further represents and warrants that as of the date hereof, the Software either does or will, prior to December 31, 1999 as provided in Section 4.21 of the Buyer Disclosure Schedule accept, calculate, sort, extract and otherwise process date inputs and date values, and return and display date values, in a consistent manner regardless of the dates used, whether before, on, or after January 1, 2000.

         Section 4.22. Opinion of Financial Advisor. Buyer has received the opinion of Merrill, Lynch, Pierce, Fenner and Smith Incorporated ("Merrill Lynch") dated the date of this Agreement, to the effect that the Merger Consideration is fair to the holders of Buyer Common Stock from a financial point of view.

         Section 4.23. Brokers. None of Buyer, any of its Subsidiaries, or any of their respective officers, directors or employees have employed any broker, financial advisor or finder or incurred any liability for any brokerage fees, commissions, finder's or other fees in connection with the transactions contemplated by this Agreement, except that Buyer has retained Merrill Lynch as its financial advisor.

         Section 4.24. No Operations or Liabilities of Merger Sub. Other than in connection with the transactions contemplated by this Agreement, since its date of incorporation, Merger Sub has not conducted any business, has not owned, leased or operated any real property and has not incurred, and is not subject to, any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise.

         Section 4.25. Ownership of Securities. As of the date hereof, neither Buyer nor, to Buyer's knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is party to an agreement, arrangement or understanding (other than this Agreement) for the purpose of acquiring, holding or disposing of, in each case, shares of Players Common Stock representing at least 20% of the total number of outstanding shares of Players Common Stock.

                                   ARTICLE V.

                                    COVENANTS

         Section 5.1. Conduct of Business.

                  (a) By Buyer. Except as disclosed in Section 5.1 of the Buyer Disclosure Schedule or in the Buyer SEC Reports, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Buyer agrees as to itself and its Subsidiaries (except to the extent that Players shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Without limiting the generality of the foregoing, during the period from the date of this Agreement until the Effective Time, Buyer agrees (except as otherwise contemplated by this Agreement, or to the extent that Players shall otherwise consent in writing) as follows:

                  (i) Governing Documents. Buyer shall not amend its Certificate of Incorporation, By-laws or other charter or organizational documents.

                  (ii) No Acquisitions. Buyer shall not and shall cause its Subsidiaries not to acquire or agree to acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any material business, including through the acquisition of any interest in any corporation, partnership, joint venture, association or other business organization or division thereof nor, in the case of the pending acquisition (the "CRC Transaction") of CRC Holdings, Inc. ("CRC"), shall it complete such acquisition on terms and conditions materially less advantageous to Buyer or Buyer's stockholders than those previously disclosed to Players; provided, however, that Buyer will be permitted to acquire for fair value Nevada based route businesses for consideration not exceeding $20,000,000 in the aggregate.

                  (iii) No Dispositions. Buyer shall not and shall cause its Subsidiaries not to sell, lease, license, mortgage or otherwise encumber or otherwise dispose of any of its material properties or assets, other than in the ordinary course of business consistent with past practice.

                  (iv) Accounting Matters. Buyer shall not make any material change in accounting methods, principles or practices except as required by GAAP, or the applicable regulations under the Securities Act and the Exchange Act.

                  (v) Issuance of Securities. Buyer shall not and shall cause its Subsidiaries not to issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of shares of Buyer Common Stock upon the exercise of Buyer Options outstanding on the date of this Agreement and in accordance with their present terms, pursuant to this Agreement or the transactions contemplated herein or in connection with the CRC Transaction; provided, however, that Buyer will be permitted to issue Buyer Common Stock (or securities convertible into or exercisable for Buyer Common Stock), at a per share price not less than the then current market price; not exceeding $15,000,000 in the aggregate in order to consummate Nevada based route business acquisitions permitted by clause (ii) above.

                  (vi) Indebtedness. Buyer shall not and shall cause its Subsidiaries not to (y) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Buyer or any of its Subsidiaries, or guarantee any debt securities of another person, other than short-term bank financing in the ordinary course of business consistent with past practice or (z) make any loans, advances or capital contributions to, or investments in, any other person, other than in the ordinary course of business consistent with past practice, except as required under this Agreement and the transactions contemplated herein or in connection with the CRC Transaction; provided, however, that Buyer will be permitted to incur indebtedness in an aggregate principal amount not exceeding $15,000,000 in order to consummate Nevada based route business acquisitions permitted by clause (ii) above.

                  (vii) Settlement. Buyer shall not and shall cause its Subsidiaries not to settle any pending or threatened litigation involving Buyer or any of its Subsidiaries (whether brought by a private party or a Government Entity), except for settlements that, in the aggregate, involve payments, not covered by insurance, by Buyer or any Subsidiaries of less than $250,000 and which settle entire claims or causes of action arising out of the same or similar facts and circumstances or do not impose any material restrictions on the business or operations of Buyer or any of its Subsidiaries.

                  (viii) General. Buyer shall not and shall cause its Subsidiaries not to authorize any of, or commit or agree to take any of, the foregoing actions.

                  (b) By Players. Except as disclosed in Section 5.1 of the Players Disclosure Schedule during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Players agrees as to itself and its respective Subsidiaries (except to the extent that Buyer shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Without limiting the generality of the foregoing, during the period from the date of this Agreement until the Effective Time, Players agrees (except as otherwise contemplated by this Agreement, or to the extent that Buyer shall otherwise consent in writing) as follows:

                  (i) Dividends; Changes in Stock. Players shall not and shall cause its Subsidiaries not to, other than dividends and distributions by a direct or indirect wholly owned Subsidiary of Players to its parent (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property), in respect of , any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than the issuance of shares of Players Common Stock upon the exercise of Players Options outstanding on the date of this Agreement and in accordance with their present terms) or (z) purchase, redeem or otherwise acquire any shares of capital stock of Players or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities.

                  (ii) Issuance of Securities. Players shall not and shall cause its Subsidiaries not to issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of shares of Players Common Stock upon the exercise of Players Options outstanding on the date of this Agreement and in accordance with their present terms).

                  (iii) Governing Documents. Players shall not and shall cause its Subsidiaries not to amend its Certificate of Incorporation, By-Laws or other comparable charter or organizational documents.

                  (iv) No Acquisitions. Players shall not and shall cause its Subsidiaries not to acquire or agree to acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any business, including through the acquisition of any interest in any corporation, partnership, joint venture, association or other business organization or division thereof.

                  (v) No Dispositions. Players shall not and shall cause its Subsidiaries not to sell, lease, license, mortgage or otherwise encumber or otherwise dispose of any of its material properties or assets, other than in the ordinary course of business consistent with past practice.

                  (vi) Indebtedness. Players shall not and shall cause its Subsidiaries not to (y) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Players or any of its Subsidiaries, or guarantee any debt securities of another person, other than short-term bank financing in the ordinary course of business consistent with past practice or (z) make any loans, advances or capital contributions to, or investments in, any other person, other than in the ordinary course of business consistent with past practice.

                  (vii) Employee Benefits. Players shall not and shall cause its Subsidiaries not to, except as required by applicable law or, with respect to the limitations contained in subclauses (C) and (G) of this
         Section 5.1(b)(vii), agreements, plans or arrangements existing on the date hereof, (A) adopt, enter into, terminate or amend any employment, severance, retention or similar agreement or contract; (B) negotiate or enter into any collective bargaining agreement or labor union contract;
         (C) increase, in any manner, the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases of cash compensation or cash bonuses in the ordinary course of business consistent with past practice); (D) adopt or establish any new benefit plan; or amend any existing benefit plan, including, without limitation, the Players Employee Plans and the Players Welfare Plan, except as required by law; or pay any benefit not provided for under any Players Employee Plan or Players Welfare Plan; (E) adopt, establish or amend any severance pay plan; or increase in any manner the severance or termination pay of any officer or employee; (F) modify the provisions of any Players Stock Option Plan; or adjust or modify the terms of any outstanding Players Options; or take any action to accelerate the vesting of, or cash out rights associated with, any Players Option or Players SAR, except as contemplated by the Employment Agreements; or remove existing restrictions in any Players Stock Option Plan or other plan or arrangement; (G) grant any new awards under any Players Stock Option Plan or other bonus, incentive, performance or compensation plan or arrangement, including the grant of Players Options, Players SARs, stock-based or stock-related awards, performance units or restricted stock; (H) take any action to fund or, in any other way secure, the payment of compensation or benefits under any Players Employee Plan, Players Welfare Plan or other employee plan, agreement, contract or arrangement; or (I) hire any individual as an employee, independent contractor or consultant who will be paid an annual base salary that equals or exceeds $100,000, without the prior written consent of the Buyer.

                  (viii) Material Contracts. Players shall not and shall cause its Subsidiaries not to enter into any agreement of a nature that would be required to be filed as an exhibit to Form 10-K under the Exchange Act.

                  (ix) Accounting Matters. Players shall not and shall cause its Subsidiaries not to make any material change in accounting methods, principles or practices except as required by GAAP, or the applicable regulations under the Securities Act and the Exchange Act.

                  (x) Tax Matters. Players shall not and shall cause its Subsidiaries not to make any material tax election or enter into any settlement or compromise with respect to any material income tax liability.

                  (xi) Settlement. Players shall not and shall cause its Subsidiaries not to settle any pending or threatened litigation involving Players or any of its Subsidiaries (whether brought by a private party or a Government Entity), except for settlements that, in the aggregate, involve payments, not covered by insurance, by Players or any Subsidiaries of less than

         $250,000 and which settle entire claims or causes of action arising out of the same or similar facts and circumstances or do not impose any material restrictions on the business or operations of Players or any of its Subsidiaries.

                  (xii) Capital Expenditures. Players together with its Subsidiaries shall not make capital expenditures in excess of $1,500,000 individually or $10,000,000 in the aggregate.

                  (xiii) General. Players shall not and shall cause its Subsidiaries not to authorize any of, or commit or agree to take any of, the foregoing actions.

         Section 5.2. Cooperation; Notice; Cure. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Buyer and Players shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations. Each of Players and Buyer shall promptly notify the other in writing of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of Players or Buyer under this Agreement to be breached in any material respect or that renders or will render untrue in any material respect any representation or warranty of Players or Buyer contained in this Agreement.

         Section 5.3. No Solicitation. From and after the date hereof, Players shall not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party (i) solicit, initiate, or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender or exchange offer) or similar transaction involving Players or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions with any person (or group of persons) other than Buyer or its respective affiliates (a "Third Party") concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to or recommend any Acquisition Proposal; provided, however, that until approval of the Merger at the Players Special Meeting (as defined below), nothing contained in this Agreement shall prevent Players or its Board of Directors, from furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or modifying or withdrawing its recommendation with respect to the transactions contemplated hereby or recommending an unsolicited bona fide written Acquisition Proposal to the stockholders of Players, if the Board of Directors of Players reasonably believes in good faith that (i) such Acquisition Proposal after consultation with, and receipt of advice from, DLJ is reasonably capable of being completed on substantially the terms proposed and to be superior from a financial point of view to the holders of Players Common Stock and (ii) after receipt of advice to such effect from outside legal counsel (who may be Players' regularly engaged outside legal counsel), determines in good faith that such action is required for the Board of Directors of Players to comply with its duties to holders of Players Common Stock imposed by applicable law (a "Superior Proposal").

         Section 5.4. Joint Proxy Statement/ Prospectus; Registration Statement.

                  (a) As promptly as practicable after the execution of this Agreement, Players and Buyer shall prepare and file with the SEC, in preliminary form, a joint proxy statement/prospectus to be sent to the respective stockholders of each of Players and Buyer in connection with, and to consider this Agreement and the Merger (the "Joint Proxy Statement/Prospectus") and the related registration statement in which the Joint Proxy Statement/Prospectus will be included as a prospectus (the "Registration Statement"), provided that Players and Buyer may delay the filing of the Registration Statement until approval of the Joint Proxy Statement/Prospectus by the SEC. Players and Buyer shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practicable.

                  (b) Players and Buyer shall make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

                  (c) Buyer agrees that the Registration Statement shall enable resales of Buyer Common Stock by former "affiliates" (as defined in Rule 405 under the Securities Act) of Players so that such former Players affiliates are not subject to any volume limitation on resale pursuant to Rule 145(d) under the Securities Act.

         Section 5.5. Special Meeting. Players shall duly call, give notice of, convene and hold a special meeting of its stockholders for the purpose of voting upon this Agreement and the Merger (the "Players Special Meeting") and Buyer shall duly call, give notice of, convene and hold a special meeting of its stockholders for the purpose of voting upon and approving the transactions contemplated by this Agreement (the "Buyer Special Meeting"), in each case as promptly as reasonably practicable after the date hereof. Except as expressly otherwise provided in Section 5.3 hereof, Players shall, through its Board of Directors, recommend to its stockholders adoption and approval of this Agreement and the Merger. Buyer shall through its Board of Directors, recommend to its stockholders approval of the transactions contemplated by this Agreement, and each party shall use all reasonable efforts to solicit from its stockholders proxies in favor of such matters.

         Section 5.6. Access to Information. Upon reasonable notice, each of Buyer and Players (and each of their respective Subsidiaries) shall afford to the other party and its officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to all its personnel, properties, books, contracts, commitments and records and, during such period, each of Buyer and Players shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other (a) copies of monthly financial reports and development reports, (b) a copy of each report, schedule, registration statement and other documents filed or received by it during such period pursuant to the requirements of federal or state securities laws and (c) all other information concerning its business, properties and personnel as the other party may reasonably request. Each party making such requests will hold any such information furnished to it by the other party in confidence in accordance with the confidentiality agreement between the parties (the "Confidentiality Agreement"). No information or knowledge obtained in any investigation pursuant to this Section 5.6 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

         Section 5.7. Governmental Approvals.

                  (a) The parties hereto shall cooperate with each other and use all commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable without conditions, restrictions or limitations that are more restrictive than those conditions, restrictions and limitations applicable to Players on the date hereof, all permits, registrations, licenses, findings of suitability, consents, variances, exemptions, orders, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement ("Governmental Approvals"). Each of the parties hereto and their respective officers, directors and affiliates shall file within 60 days after the date hereof, all required initial applications and documents in connection with obtaining the Governmental Approvals and shall act reasonably and promptly thereafter in responding to additional requests in connection therewith. Players and Buyer shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Players or to Buyer, as the case may be, and any of their respective Subsidiaries, directors, officers and stockholders which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, each of Players and Buyer (the "Notifying Party") will notify the other reasonably promptly of the receipt of material comments or requests from Governmental Entities relating to Governmental Approvals, and will supply the other party with copies of all material correspondence between the Notifying Party or any of its representatives and Governmental Entities with respect to Governmental Approvals; provided, however, that it shall not be required to supply the other party with copies of correspondence relating to the personal applications of individual applicants except for evidence of filing.

                  (b) Players and Buyer shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any approval needed from a Governmental Entity will not be obtained or that the receipt of any such approval will be materially delayed. Players and Buyer shall take any and all actions reasonably necessary to vigorously defend, lift, mitigate and rescind the effect of any litigation or administrative proceeding adversely affecting this Agreement or the transactions contemplated hereby or thereby, including, limitation, promptly appealing any adverse court or administrative order or injunction to the extent reasonably necessary for the foregoing purposes.

         Section 5.8. Publicity. Players and Buyer shall agree on the form and content of the initial press release regarding the transactions contemplated hereby and thereafter shall consult with each other before issuing, and use all reasonable efforts to agree upon, any press release or other public statement with respect to any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

         Section 5.9. Indemnification.

                  (a) From and after the Effective Time, Buyer agrees that it will, and will cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of Players (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Players would have been permitted under Nevada law and its Articles of Incorporation or Bylaws in effect on the date hereof to indemnify such Indemnified Party.

                  (b) For a period of three years after the Effective Time, Buyer shall maintain or shall cause the Surviving Corporation to maintain in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by Players' directors' and officers' liability insurance policy (copies of which have been heretofore delivered by Players to Buyer) with coverage in amount and scope at least as favorable as Players' existing coverage; provided that in no event shall Buyer or the Surviving Corporation be required to expend in the aggregate in excess of 200% of the annual premium currently paid by Players for such coverage; and if such premium would at any time exceed 200% of the such amount, then Buyer or the Surviving Corporation shall maintain insurance policies which provide the maximum and best coverage available at an annual premium equal to 200% of such amount.

                  (c) The provisions of this Section 5.9 are intended to be an addition to the rights otherwise available to the current officers and directors of Players by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

         Section 5.10. Stockholder Litigation. Players shall give Buyer the reasonable opportunity to participate in the defense or settlement of any stockholder litigation against Players and its directors relating to the transactions contemplated hereby, provided, however, that no such settlement shall be agreed to without Buyer's consent.

         Section 5.11.     Employee Benefits.

                  (a) Buyer shall cause the Surviving Corporation to honor all written employment, severance and termination agreements (including change in control provisions) of the employees of Players and its Subsidiaries provided to Buyer on or prior to the date of this Agreement and which are identified on Players Disclosure Schedule 3.14(a).

                  (b) For purposes of determining eligibility for participation and vesting under any employee benefit plan or arrangement of Buyer or the Surviving Corporation, employees of Players and its Subsidiaries as of the Effective Time shall receive service credit for service with Players and any of its Subsidiaries to the same extent such service was granted under the Employee Plans but not for purposes of determining benefit accruals. This Section 5.11 shall not obligate the Buyer or Surviving Corporation to provide duplicate benefits to employees of Players and its Subsidiaries.

                  (c) Nothing in this Agreement is intended to create any right of employment for any person or to create any obligation for Buyer or the Surviving Corporation to continue any Plan of Players following the Effective Time.

                  (d) Players shall obtain and deliver to Buyer prior to the Closing Date a written resignation letter from each of Howard A. Goldberg, Peter
J. Aranow, John Groom and Patrick Madamba, Jr. (the "Executives") which shall be effective as of the Effective Time, and Buyer agrees that it will, and will cause the Surviving Corporation to, (i) treat each such resignation as a "Termination Upon a Change of Control" for purposes of the respective Employment Agreement or Agreement with Players governing the terms of each Executive's employment and severance from employment with Players, and for purposes of all related option and other agreements affecting the terms and conditions of such Executive's employment (collectively, the "Employment Agreements"), and (ii) pay at Closing the amounts, and provide the benefits, required to be paid or provided to each such Executive upon a Termination Upon a Change of Control under the applicable Employment Agreement, in each case, without the need for any further action by any Executive. To the extent permitted by and in accordance with the Employment Agreements, the Buyer shall reduce the amounts required to be paid to each Executive due to a Termination Upon Change of Control or otherwise (the "Reduced Amount") to the extent necessary to avoid any limitation of the Buyer's federal income tax deduction under Section 280G of the Code and the rulings and regulations thereunder. The Reduced Amount shall represent the maximum severance payment that an Executive may receive without causing such payment to be subject to an excise tax and the limitations on deductions under Section 280G of the Code. To the extent necessary to avoid any limitation on the Buyer's deductions under Section 280G of the Code, after determination of the Reduced Amount, the Buyer may also cause an Executive's "parachute payments" (within the meaning of Code Section 280G) to be reduced to the Reduced Amount, after consulting with each affected Executive to determine which payments shall be reduced. At least ninety days before the Closing Date, a report (the "Accountant's Report"), setting for the Reduced Amount, as described in Section 5.11(d) hereof, for each Executive, prepared by Ernst & Young (the "Accountant") shall be delivered to Buyer for its review.

         Section 5.12. Further Assurances and Actions.

                  (a) Subject to the terms and conditions herein, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) using their respective reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with each party hereto as are necessary for consummation of the transactions contemplated by this Agreement, and (ii) to fulfill all conditions precedent applicable to such party pursuant to this Agreement.

                  (b) In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities, franchises of any of the parties to the Merger, the proper officers and/or directors of Buyer, Players and the Surviving Corporation shall take all such necessary action.

                  (c) Notwithstanding the foregoing, if Buyer reasonably determines that it is necessary or desirable to consummate the Merger or any of the other transactions contemplated by this Agreement, Buyer (or any Subsidiary of Buyer) or, at Buyer's request, Players shall commence an offer (the "Tender Offer") to purchase all of the outstanding 107/8% Senior Notes due 2005 (the "Senior Notes") and a solicitation of consents to eliminate substantially all of the restrictive covenants contained in the indenture governing the Senior Notes (collectively, the "Tender Offer and Consent Solicitation"), which Tender Offer and Consent Solicitation shall be commenced in sufficient time in advance of the Closing Date so that the Tender Offer can be consummated on the Closing Date and shall be on such terms as are reasonably designed to result in the acceptance of such offer and consent by the holder of the Senior Notes representing at least 662/3% of the aggregate principal amount of Senior Notes outstanding at the time the Tender Offer and Consent Solicitation is consummated. If Players commences the Tender Offer and Consent Solicitation, Players shall prepare, subject to advice and comments of Buyer, an offer to purchase and consent solicitation for the Senior Notes and forms of related letters of transmittal (collectively, the "Offer to Purchase") and summary advertisement, as well as all other information and exhibits (collectively, the "Offer Documents"). All mailings to the holder of the Senior Notes in connection with the Tender Offer and Consent Solicitation shall be subject to prior review, comment and approval of Buyer. Players will use commercially reasonable efforts to cause the Offer Documents to be mailed to the holders of the Senior Notes as promptly as practicable following receipt of the request from Buyer to do so. Players agrees to promptly correct any information in the Offer Documents that shall or have become false or misleading in any material respect. Players shall waive any of the conditions to the Tender Offer and Consent Solicitation and make any other changes in the terms and conditions of the Tender Offer and Consent Solicitation as may be reasonably requested by Buyer; provided that the Tender Offer and Consent Solicitation are not required to be consummated unless the Merger is consummated. If Players commences the Tender Offer and Consent Solicitation at Buyer's request pursuant to this Section 5.12(c) and this Agreement is subsequently terminated under circumstances in which Buyer is entitled to neither the Termination Fee pursuant to Section 7.3(b) nor reimbursement of expenses pursuant to Section 7.3(c), then Buyer shall reimburse Players for all its expenses related thereto.

         Section 5.13. Rights Plan. Prior to the Effective Date and at Buyer's request, Players shall take all necessary action (i) to redeem, for .005 per Right (as defined in the Rights Agreement), all of the outstanding Rights under the Rights Agreement, effective immediately prior to the Effective Time, and to ensure that after such redemption (A) neither Buyer nor Merger Sub shall have any obligations under the Rights or Rights Agreement and (B) none of the holders of the Rights shall have any rights under the Rights or Rights Agreement or (ii) to amend the Rights Agreement to provide that the Rights expire without any payment in respect thereof immediately prior to the Effective Time.

         Section 5.14. Buyer's Board of Directors. Buyer and Players shall use their reasonable efforts to agree on two individuals to be appointed as additional directors to serve on Buyer's Board of Directors commencing the Effective Time. If, prior to the Effective Time, the CRC Transaction has not closed, Players and Buyer shall agree on a third additional director to serve on the Buyer's Board of Directors in the event the CRC Transaction ultimately fails to close.

                                   ARTICLE VI.

                              CONDITIONS TO MERGER

         Section 6.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or waiver by each party prior to the Effective Time of the following conditions:

                  (a) Stockholder Approval. This Agreement and the Merger shall have been approved by the stockholders of Players in the manner required under the NRS and the Articles of Incorporation of Players. The Buyer Stockholder Approval shall have been received in accordance with the requirements of the NYSE.

                  (b) No Injunctions. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction or statute, rule, regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                  (c) Governmental Approvals. All Governmental Approvals required to consummate the transactions contemplated by this Agreement shall have been obtained, all such approvals shall remain in full force and effect, all statutory waiting periods in respect thereof (including, without limitation, under the HSR Act) shall have expired and no such approval shall contain any conditions, limitations or restrictions which either party reasonably determines in good faith will have or would reasonably be expected to have a Players Material Adverse Effect or a Buyer Material Adverse Effect.

                  (d) Registration Statement. The Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

                  (e) NYSE. The shares of Buyer Common Stock to be issued in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

         Section 6.2. Additional Conditions to Obligations of Players. The obligation of Players to effect the Merger is subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by Players:

                  (a) Representations and Warranties. The representations and warranties of Buyer and Merger Sub set forth in this Agreement shall be true and correct in all material respects (except for those qualified as to materiality or a Buyer Material Adverse Effect, which shall be true and correct) as of the date of this Agreement and, except to the extent such representations speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated by this Agreement; provided, that notwithstanding anything contained herein, no condition involving the accuracy of representations and warranties made by Buyer shall be deemed not fulfilled if the respects in which the representations and warranties are inaccurate, in the aggregate, are not materially adverse to the business, financial condition or results of operations of Buyer and its Subsidiaries, taken as a whole. Players shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer and the Chief Financial Officer of Buyer to such effect.

                  (b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Players shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer and the Chief Financial Officer of Buyer to such effect.

                  (c) Buyer Acquisition. Buyer shall not have completed the CRC Transaction on terms which are materially less advantageous to Buyer or Buyer's stockholders than those contained in the form of agreement (including the forms of agreements referenced therein) previously supplied to Players.

         Section 6.3. Additional Conditions to Obligations of Buyer. The obligations of Buyer and Merger Sub to effect the Merger are subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by Buyer:

                  (a) Representations and Warranties. The representations and warranties of Players set forth in this Agreement shall be true and correct in all material respects (except for those qualified as to materiality or a Players Material Adverse Effect, which shall be true and correct) as of the date of this Agreement and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated by this Agreement; provided that, notwithstanding anything contained herein, no condition involving the accuracy of representations and warranties made by Players shall be deemed not fulfilled if the respects in which the representations and warranties are inaccurate, in the aggregate, are not materially adverse to the business, financial condition or results of operations of Players and its Subsidiaries, taken as a whole. Buyer shall have received a certificate signed on behalf of Players by the Chief Executive Officer and the Chief Financial Officer of Players to such effect.

                  (b) Performance of Obligations of Players. Players shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date. Buyer shall have received a certificate signed on behalf of Players by the Chief Executive Officer and the Chief Financial Officer of Players to each such effect.

                  (c) Financing. Buyer shall have obtained financing sufficient to allow Buyer to complete the transactions contemplated in this Agreement.

                                  ARTICLE VII.

                            TERMINATION AND AMENDMENT

         Section 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 7.1(b) through 7.1(k), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of the parties:

                  (a) by mutual written consent of Players and Buyer; or

                  (b) by either Buyer or Players if the Merger shall not have been consummated by September 30, 1999 (the "Outside Date"); provided that either Buyer or Players may extend the Outside Date to December 31, 1999 by providing written notice thereof to the other party within five (5) business days prior to and including September 30, 1999 if (i) the Merger shall not have been consummated by such date because the requisite Governmental Approvals required under Section 6.1(c) have not been obtained and are still being pursued, (ii) the party requesting such extension has not violated any of its obligations under this Agreement in a manner that was the cause of or resulted in the failure of the Merger to occur on or before September 30, 1999, (iii) it is reasonably probable, based on, among other things, the status of completed regulatory filings, scheduled regulatory meetings and the advice of regulatory counsel to such party, that the requisite Governmental Approvals will be obtained within such extension period; and (iv) in the event such extension is requested by Buyer, Buyer either (A) has furnished to Players a letter, dated as of the date Buyer requests such extension, from Merrill Lynch to the effect that Merrill Lynch is, as of the date of such letter, highly confident that Merrill Lynch (or another nationally recognized investment banking firm of comparable stature) will be able to raise funds sufficient for Buyer to meet all of its financial obligations under this Agreement, or (B) has permanently waived the condition to closing set forth in
Section 6.3(c); provided further that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause or resulted in the failure of the Merger to occur on or before such date; or

                  (c) by either Buyer or Players if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other final action not subject to appeal, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

                  (d) by either Buyer or Players, if, at the Players Special Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Players in favor of the approval and adoption of this Agreement and the Merger shall not have been obtained; or

                  (e) by Buyer, if the Board of Directors of Players shall have
(i) withdrawn or modified its recommendation of this Agreement or the Merger,
(ii) recommended an Acquisition Proposal to the stockholders of Players, or
(iii) failed to reaffirm its recommendation of this Agreement and the Merger upon the request of Buyer at any time, in the case of (i), (ii) and (iii) in accordance with the proviso in Section 5.3; or

                  (f) by Players, in accordance with Section 5.3; provided that no termination under this Section 7.1(f) shall be effective until (i) the termination fee required by Section 7.3(b) shall be paid and (ii) at least three Business Days shall have elapsed after delivery to Buyer of a written notice from Players providing a complete and accurate description of material terms of the Superior Proposal, including the identity of all parties thereto.

                  (g) by Buyer, upon breach of any material representation, warranty, covenant or agreement on the part of Players set forth in this Agreement, or if any representation or warranty of Players shall have become untrue, in either case such that the conditions set forth in Section 6.3 would not be satisfied ("Terminating Players Breach"); provided, however, that, if such Terminating Players Breach is curable by Players through best efforts within 30 days and for so long as Players continues to exercise such best efforts during such 30 day period, Buyer may not terminate this Agreement under this Section 7.1(g); or

                  (h) by Players, upon breach of any material representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth in Section 6.2 would not be satisfied ("Terminating Buyer Breach"); provided, however, that, if such Terminating Buyer Breach is curable by Buyer through best efforts within 30 days and for so long as Buyer continues to exercise such best efforts during such 30 day period, Players may not terminate this Agreement under this Section 7.1(h); or

                  (i) by Players, if Buyer has not filed all required initial applications and documents in connection with obtaining the Governmental Approvals within 60 days after the date of this Agreement, as further set forth in Section 5.7 hereof; provided, however, that Players shall not be permitted to terminate this Agreement pursuant to this Section 7.1(i) if Buyer has filed all such required initial applications and documents;

                  (j) by either Buyer or Players if, at the Buyer Special Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Buyer in favor of the transactions contemplated by this Agreement shall not have been obtained; or

                  (k) by Players pursuant to Section 2.1(a).

Neither Players nor Buyer shall have the right to terminate this Agreement based on any findings of Buyer's Compliance Committee referenced in Section 4.3(a).

         Section 7.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Buyer, Merger Sub or Players, or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 7.3 and except that such termination shall not limit liability for (i) a willful breach of this Agreement or (ii) a breach by Buyer or Merger Sub of its obligations pursuant to the second sentence of Section 5.7(a); provided that the provisions of this Section 7.2 and Section
7.3 of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

         Section 7.3. Fees and Expenses.

                  (a) Except as set forth in this Section 7.3 and the last sentence of Section 5.12(c), all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated. Fees and expenses payable under this Section 7.3 to any party hereunder shall include all costs of collection and interest from the date such payment is due at a rate per annum of London Interbank Offered Rate plus 2%.

                  (b) Players shall pay Buyer a termination fee of $13,500,000 via wire transfer of same-day funds on the date of the earliest to occur of the following events:

                  (i) the termination of this Agreement by Buyer or Players pursuant to Section 7.1(d), if an Acquisition Proposal involving Players shall have been publicly announced and be pending at the time of the Special Meeting;

                  (ii) the termination of this Agreement by Buyer pursuant to Section 7.1(e); or

                  (iii) the termination of this Agreement by Players pursuant to Section 7.1(f).

                  Players' payment of a termination fee pursuant to this subsection shall be the sole and exclusive remedy of Buyer against Players and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment; provided that this limitation shall not apply in the event of a willful breach of this Agreement by Players.

                  (c) In addition to the provisions of Section 7.3(b), if (i) Buyer or Players terminates the Agreement pursuant to Section 7.1(d), (ii) Buyer terminates this Agreement pursuant to Section 7.1(g) or (iii) Players or Buyer terminates this Agreement pursuant to Section 7.1(b) and the condition specified in Section 6.1(c) shall not have been satisfied because of facts or circumstances relating to Players, its employees or operations not previously disclosed to Buyer by Players, Players shall immediately thereafter reimburse Buyer and Merger Sub all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby up to an amount equal to $1,000,000 plus, in the case of (i) above, a termination fee of $3,000,000; provided, further, that Players shall reimburse Buyer and Merger Sub one-half of all fees (i) incurred by Buyer in respect of Buyer's financing under this Agreement and (ii) approved in writing by Players prior to the time incurred.

                  (d) If (i) Players terminates this Agreement pursuant to
Section 7.1(i), (ii) Buyer or Players terminates this Agreement pursuant to
Section 7.1(j), (iii) Players terminates this Agreement pursuant to Section 7.1(h) or (iv) Players or Buyer terminates this Agreement pursuant to Section 7.1(b) and the condition specified in Section 6.1(c) shall not have been satisfied because of facts or circumstances relating to Buyer, its employees or operations, Buyer shall immediately thereafter reimburse Players all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby up to an amount equal to $1,000,000 plus, in the case of
(ii) above, a termination fee of $3,000,000.

                  (e) If this Agreement is terminated by either Buyer or Players pursuant to Section 7.1(b), and all conditions to closing other than that contained in Section 6.3(c) are or would have been satisfied (or, with respect to the conditions under Section 6.2, are capable of being waived by Players) at a closing held on the date of termination, Buyer shall pay Players a termination fee of $3,000,000 and shall reimburse Players all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby up to an amount equal to $1,000,000.

         Section 7.4. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Players, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 7.5. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained here. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                  ARTICLE VIII.

                                  MISCELLANEOUS

         Section 8.1. Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 1.4, 1.5, 1.6, 2.1, 2.2, 2.3, 5.9, and 5.11 and Article VIII. The Confidentiality Agreement shall survive the execution and delivery of this Agreement.

         Section 8.2. Notices. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if served personally, or by facsimile or air courier, or deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communications be served personally, or by facsimile or air courier, service shall be conclusively deemed made at the time of such service. If such notice, demand or other communications be given by mail, it shall be conclusively deemed given three (3) days after the deposit thereof in the United States mail, addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

                  (a)      if to Players, to

                                    Players International, Inc.
                                    Attention:  Chief Executive Officer
                                    1300 Atlantic Avenue, Suite 800
                                    Atlantic City, NJ  08401

                                    with a copy to

                                    Morgan, Lewis & Bockius LLP
                                    Attention:  Peter P. Wallace, Esq.
                                    300 South Grand Avenue, 22nd Floor
                                    Los Angeles, CA  90071

                  (b)      if to Buyer or Merger Sub, to

                                    Jackpot Enterprises, Inc.
                                    Attention:  Don R. Kornstein
                                    110 Palms Airport Drive
                                    Las Vegas, NV  89119

                                    with a copy to:

                                    Camhy Karlinsky & Stein LLP
                                    Attention:  Alan I. Annex, Esq.
                                    1740 Broadway, 16th Floor
                                    New York, NY  10019

                                    Shearman & Sterling
                                    Attention: John A. Marzulli, Jr., Esq.
                                    599 Lexington Avenue
                                    New York, NY  10022

         Section 8.3. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to February 8, 1999.

         Section 8.4. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 8.5. Entire Agreement; No Third Party Beneficiaries. This Agreement and all documents and instruments referred to herein (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.9, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreements shall survive the execution and delivery of this Agreement. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, none of Buyer, Merger Sub or Players makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to any of them or their respective representatives of any documentation or other information with respect to any one or more of the foregoing.

         Section 8.6. Governing Law. Except to the extent that Nevada law applies to the Merger as a matter of law, this Agreement shall be governed and construed, and the obligations, rights and remedies of the parties hereunder shall be determined, in accordance with the laws of the State of New York without reference to the conflicts of law or choice of law doctrine of such state.

         Section 8.7. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Merger Sub may assign its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Buyer; provided that no such assignment shall relieve Buyer of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         Section 8.8. Severability; Enforcement. Except to the extent that the application of this Section 8.8 would have a Buyer Material Adverse Effect with respect to Buyer or a Players Material Adverse Effect with respect to Players, the invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any covenant hereunder is too broad to permit enforcement of such covenant to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such covenant to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such covenant.

         Section 8.9. Specific Performance. Except as provided in Sections 7.3(b), the parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable laws, each party hereto waives any objection to the imposition of such relief.


                           Signatures Begin Next Page

                  IN WITNESS WHEREOF, Buyer, Inc., Buyer Sub Corp. and Players International, Inc. have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                             JACKPOT ENTERPRISES, INC.



                                             /s/      Don R. Kornstein
                                             -----------------------------------
                                             By:      Don R. Kornstein
                                             Its:     Chief Executive Officer



                                             JEI MERGER CORP.



                                             /s/      Don R. Kornstein
                                             -----------------------------------
                                             By:      Don R. Kornstein
                                             Its:     Chief Executive Officer



                                             PLAYERS INTERNATIONAL, INC.



                                             /s/      Howard A. Goldberg
                                             -----------------------------------
                                             By:      Howard A. Goldberg
                                             Its:     Chief Executive Officer

                                                                       Exhibit A

                                                                     CORPORATION

                       FORM STOCKHOLDER SUPPORT AGREEMENT


                  STOCKHOLDER SUPPORT AGREEMENT, dated as of February __,1999 (this "Agreement"), by the ____________, a ________ corporation ("Stockholder"), to and for the benefit of Jackpot Enterprises, Inc., a Nevada corporation ("Buyer").

                  WHEREAS, as of the date hereof, Stockholder owns of record and beneficially ___________ shares (such shares, together with any other voting or equity securities of Players International, Inc., a Nevada corporation ("Players"), hereafter acquired by Stockholder prior to the termination of this Agreement, being referred to herein collectively as the ("Shares") of common stock, par value $0.005 per share ("Players Common Stock");

                  WHEREAS, concurrently with the execution of this Agreement, Buyer, JEI Merger Corp., a Nevada corporation and an indirect wholly-owned subsidiary of Buyer ("Merger Sub"), and Players are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Players such that Players will become an indirect wholly-owned subsidiary Buyer (the "Merger"); and

                  WHEREAS, as a condition to the willingness of Players, Buyer and Merger Sub to enter into the Merger Agreement, Buyer has requested the Stockholder agree, and in order to induce Buyer and Merger Sub to enter into the Merger Agreement the Stockholder is willing to agree, to vote in favor of adopting the Merger Agreement and approving the Merger, upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

                  Section 1. Voting of Shares. Until the termination of this Agreement in accordance with the terms hereof, Stockholder hereby agrees that, at the Players Stockholders' Meeting or any other meeting of the stockholders of Players, however called, and in any action by written consent of the stockholders of Players, Stockholder will vote all of its respective Shares (a) in favor of adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (b) against any proposal for any recapitalization, merger (other than the Merger), sale of assets or other business combination between Players and any person or entity (other than Buyer or any subsidiary of Buyer) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Players under the Merger Agreement or which could result in any of the conditions to the Merger Agreement not being fulfilled and (c) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of Players (or any class thereof). In addition, Stockholder agrees that it will, upon request by Buyer, furnish written confirmation, in form and substance reasonably acceptable to Buyer, of such Stockholders vote in favor of the Merger Agreement and the Merger. Stockholder acknowledges receipt and review of a copy of the Merger Agreement. Notwithstanding the foregoing, this Agreement shall not limit or affect in any way Stockholder's rights with respect to the election of directors of Players.

                  Section 2. Proxy. Subject to any required approval under Players Gaming Laws, the Stockholder, by this Agreement, does hereby constitute and appoint Buyer, or any nominee of Buyer, with full power of substitution, as such Stockholder's irrevocable proxy and attorney-in-fact to vote the Shares as indicated in Section 1, in the event such Stockholder fails to comply with its obligations under such section. Each Stockholder intends this proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to its Shares.

                  Section 3. Transfer of Shares. Stockholder represents and warrants that it has no present intention of taking action, prior to the termination of this Agreement in accordance with the terms hereof, to, directly or indirectly, (a) sell, assign, transfer (including by merger or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares,
(b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or
(c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger or otherwise by operation of law) or other disposition of any Shares.

                  Section 4. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Buyer with respect to itself and its ownership of the Shares as follows:

                  (a) The Stockholder is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                  (b) The Stockholder is the record or beneficial owner of _________ Shares. Such Stockholder is the lawful owner of such Shares, free and clear of all voting agreements and commitments of every kind, other than this Agreement. Neither such Stockholder nor any of its Affiliates owns or holds any rights to acquire any additional

         Shares or other securities of Players or any interest therein or any voting rights with respect to any additional Shares or any other securities of Players.

                  (c) This Agreement has been approved by all necessary corporate or partnership action on the part of such Stockholder for the execution and performance hereof by such Stockholder.

                  (d) This Agreement has been duly executed and delivered by a duly authorized officer of such Stockholder.

                  (e) This Agreement constitutes the valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms.

                  (f) The execution and delivery of this Agreement by such Stockholder does not violate or breach, and will not give rise to any violation or breach, of such Stockholder's charter or bylaws, or, except as will not materially impair the ability of such Stockholder to effectuate, carry out or comply with all of the terms of this Agreement, any law, contract, instrument, arrangement or agreement by which such Stockholder is bound.

                  Section 5. No Solicitation. Stockholder agrees that in its corporate capacity it will not, nor will it authorize or permit any of its officers, directors, financial advisors, employees, agents and representatives to, other than in accordance with the Merger Agreement, directly or indirectly,
(a) initiate, solicit or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or proposals that constitute, or could reasonably be expected to lead to an Acquisition Proposal,
(b) agree to or recommend any Acquisition Proposal, or (c) engage in negotiations or discussions with a Third party concerning or provide any non-public information to any person or entity relating to, any Acquisition Proposal.

                  Section 6. Termination. This Agreement shall terminate upon the earliest to occur of (i) the Effective Time or (ii) the termination of the Merger Agreement in accordance with the terms thereof; PROVIDED that the provisions of Sections 7 and 8 of this Agreement shall survive any termination of this Agreement; and PROVIDED FURTHER that no such termination shall relieve any party of liability for a breach hereof prior to termination.

                  Section 7. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  Section 8.  Miscellaneous.

                  (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

                  (b) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

                  (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof.

                  (d) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                              CORPORATION


                                              ----------------------------------
                                              By:
                                              Its:

Agreed and Acknowledged:

JACKPOT ENTERPRISES, INC.


--------------------------------
By:
Its:

                                                                      INDIVIDUAL


                       FORM STOCKHOLDER SUPPORT AGREEMENT


                  STOCKHOLDER SUPPORT AGREEMENT, dated as of February __, 1999 (this "Agreement"), by _______________ ("Stockholder") to and for the benefit of Jackpot Enterprises, Inc., a Nevada corporation ("Buyer").

                  WHEREAS, as of the date hereof, Stockholder owns of record and beneficially _________ shares (such shares, together with any other voting or equity securities of Players International, Inc., a Nevada corporation ("Players"), hereafter acquired by Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares") of common stock, par value $0.005 per share ("Players Common Stock");

                  WHEREAS, concurrently with the execution of this Agreement, Buyer, JEI Merger Corp., a Nevada corporation and an indirect wholly-owned subsidiary of Buyer ("Merger Sub"), and Players are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Players such that Players will become an indirect wholly-owned subsidiary of Buyer (the "Merger"); and

                  WHEREAS, as a condition to the willingness of Players, Buyer and Merger Sub to enter into the Merger Agreement, Buyer has requested the Stockholder agree, and in order to induce Buyer and Merger Sub to enter into the Merger Agreement the Stockholder is willing to agree, to vote in favor of adopting the Merger Agreement and approving the Merger, upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

                  Section 1. Voting of Shares. Until the termination of this Agreement in accordance with the terms hereof, Stockholder hereby agrees that, at the Players Stockholders' Meeting or any other meeting of the stockholders of Players, however called, and in any action by written consent of the stockholders of Players, Stockholder will vote all of his or her respective Shares (a) in favor of adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (b) against any proposal for any recapitalization, merger (other than the Merger), sale of assets or other business combination between Players and any person or entity (other than Buyer or any subsidiary of Buyer) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Players under the Merger Agreement or which could result in any of the conditions to the Merger Agreement not being fulfilled and (c) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of Players (or any class thereof). In addition, Stockholder agrees that it will, upon request by Buyer, furnish written confirmation, in form and substance reasonably acceptable to Buyer, of such Stockholder's vote in favor of the Merger Agreement and the Merger. Stockholder acknowledges receipt and review of a copy of the Merger Agreement. Notwithstanding the foregoing, this Agreement shall not limit or affect in any way Stockholder's rights with respect to the election of directors of Players.

                  Section 2. Proxy. Subject to any required approval under the Players Gaming Laws, the Stockholder, by this Agreement, does hereby constitute and appoint Buyer, or any nominee of Buyer, with full power of substitution, as such Stockholder's irrevocable proxy and attorney-in-fact to vote the Shares as indicated in Section 1, in the event such Stockholder fails to comply with its obligations under such section. Each Stockholder intends this proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to its Shares.

                  Section 3. Transfer of Shares. Stockholder represents and warrants that it has no present intention of taking action, prior to the termination of this Agreement in accordance with the terms hereof, to, directly or indirectly, (a) sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares, (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares; provided, however that if applicable, Stockholder shall have the right to use the Shares in such amount as is required in connection with the exercise of certain options previously granted to Stockholder due to expire on March 31, 1999 as consideration for the purchase price of the stock underlying such options.

                  Section 4. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Buyer with respect to himself or herself and his or her ownership of the Shares as follows:

                  a. Ownership of Shares. On the date hereof, the Shares are owned of record and beneficially by Stockholder. Stockholder has sole voting power, without restrictions, with respect to all of the Shares.

                  b. Power, Binding Agreement. Stockholder has the legal capacity, power and authority to enter into and perform all of his or her obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any other agreement to which Stockholder is a party, including, without limitation, any voting agreement, stockholders' agreement, partnership agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  c. No Conflicts. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Stockholder or any of his or her properties or assets, other than such conflicts, violations or defaults or terminations, cancellations or accelerations which individually or in the aggregate do not materially impair the ability of Stockholder to perform his or her obligations hereunder. Subject to Players Gaming Laws, no consent, approval, order or authorization of, or registration, declaration, or filing with, any governmental entity is required by or with respect to the execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby.

                  Section 5. No Solicitation. Stockholder agrees that in his or her individual capacity, as opposed to his capacity as a director of Players, he or she will not, nor will he or she authorize or permit any of his or her employees, agents and representatives to, directly or indirectly, (a) initiate, solicit or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or proposals that constitute, or could reasonably be expected to lead to an Acquisition Proposal, (b) agree to or recommend any Acquisition Proposal, or (c) engage in negotiations or discussions with a Third Party concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal.

                  Section 6. Termination. This Agreement shall terminate upon the earliest to occur of (i) the Effective Time or (ii) the termination of the Merger Agreement in accordance with the terms thereof; PROVIDED that the provisions of Sections 7 and 8 of this Agreement shall survive any termination of this Agreement; and PROVIDED FURTHER that no such termination shall relieve any party of liability for a breach hereof prior to termination.

                  Section 7. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  Section 8. Miscellaneous.

                  d. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

                  e. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

                  f. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof.

                  g. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                             [STOCKHOLDER'S NAME]

                                             ___________________________________


Agreed and Acknowledged:

JACKPOT ENTERPRISES, INC.

_________________________
By:
Its:

                                                                       Exhibit B


                                     FORM OF
                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT


         AMENDMENT, dated as of February 8, 1999, to the Rights Agreement, dated as of January 27, 1997 (the "Rights Agreement"), between Players International, Inc., a Nevada corporation (the "Company"), and Interwest Transfer Co., Inc., as Rights Agent (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement;

         WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement; and

         WHEREAS, all acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms, have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. The definition of "Acquiring Person" in Section 1 of the Rights Agreement is hereby amended by adding the following additional sentence to the end of such definition:

                  Notwithstanding the foregoing, neither Jackpot Enterprises, Inc., a Nevada corporation ("Jackpot"), nor JEI Merger Corp., a Nevada corporation and a wholly-owned subsidiary of Jackpot ("Merger Sub"), shall be deemed to be an Acquiring Person" to the extent of the acquisition by Jackpot or Merger Sub of Common Shares pursuant to the terms of the Agreement and Plan of Merger, dated as of February 7, 1999 (the "Merger Agreement"), by and among the Company, Jackpot and Merger Sub.

         2. The definition of "Section 11(a)(ii) Event" contained in Section 1 of the Rights Agreement is hereby amended by adding the following additional sentence to the end of such definition:

                  Notwithstanding the foregoing, the acquisition by Jackpot or Merger Sub of Common Shares pursuant to the terms of the Merger Agreement, the consummation of the transactions contemplated by the Merger Agreement and the execution by Jackpot and Merger Sub of the Merger Agreement with the Company shall not in any case be deemed to be a "Section 11(a)(ii) Event."


         3. The definition of "Section 13 Event" contained in Section 1 of the Rights Agreement is hereby amended by adding the following additional sentence to the end of such definition:

                  Notwithstanding the foregoing, the acquisition by Jackpot or Merger Sub of Common Shares pursuant to the terms of the Merger Agreement, the consummation of the transactions contemplated by the Merger Agreement and the execution by Jackpot and Merger Sub of the Merger Agreement with the Company shall not in any case be deemed to be a "Section 13 Event."

         4. Unless otherwise defined herein, the terms used herein shall have the meanings ascribed to them in the Rights Agreement.

         5. This Amendment to the Rights Agreement may be executed in any number of counterparts. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more counterparts. All counterparts shall collectively constitute a single agreement.

         6. Except as expressly set forth herein, this Amendment to the Rights Agreement shall not by implication or otherwise alter, modify, amend or in any way effect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                             PLAYERS INTERNATIONAL, INC.
Attest:



                                             By:________________________________
                                                Title:


                                             INTERWEST TRANSFER CO., INC.
Attest:



                                             By:________________________________
                                                Title:










                                        3